UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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ASPEN GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Aspen Group, Inc.

1660 South Albion Road, Suite 525

Denver, CO 80222

(303) 333-4224

To The Shareholders of Aspen Group, Inc.:

We are pleased to invite you to attend the 2016 Annual Meeting of the Shareholders of Aspen Group, Inc., which will be held at 1:00 p.m. on November 17, 2016 at the Hotel Pennsylvania, 401 Seventh Avenue (at 33rd Street), Penntop North Room, 18th Floor, New York, New York 10001, for the following purposes:

1.	To elect members to our Board of Directors;
2.	To approve an amendment to our Certificate of Incorporation to effect a proposed reverse stock split;
3.	To ratify the appointment of our independent registered public accounting firm for fiscal year 2016-2017;
4.	To ratify prior amendments increasing the amount of shares issuable under the 2012 Equity Incentive Plan to 25,300,000 shares;
5.	To approve, on a non-binding basis, our repurchase of up to 3,000,000 shares of the Company’s common stock at a price per share of less than $0.20; and
6.	For the transaction of such other matters as may properly come before the Annual Meeting.

Aspen’s Board of Directors has fixed the close of business on September 30, 2016 as the record date for a determination of shareholders entitled to notice of, and to vote at, this Annual Meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on November 17, 2016: This Proxy Statement and Form 10-K are available at: https://www.proxyvote.com

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance to shareholders. Registration and seating will begin at 12:30 p.m.  Shares can be voted at the meeting only if the holder is present in person or by valid proxy.

For admission to the meeting, each shareholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

If you do not plan on attending the meeting, please vote your shares via the Internet, by phone or by signing and dating the enclosed proxy and return it in the business envelope provided. Your vote is very important.

By the Order of the Board of Directors

/s/ Michael Mathews
Michael Mathews
Chairman

Dated: October 4, 2016

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by phone or by signing, dating, and returning the enclosed proxy card will save us the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

Aspen Group, Inc.

1660 South Albion Road, Suite 525

Denver, CO 80222

(303) 333-4224

2016 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

Why am I receiving these materials?

These proxy materials are being sent to the holders of shares of the voting stock of Aspen Group, Inc., a Delaware corporation, which we refer to as “Aspen,” Aspen Group,” or the “Company,” in connection with the solicitation of proxies by our Board of Directors, which we refer to as the “Board,” for use at the 2016 Annual Meeting of Shareholders to be held at 1:00 p.m. on November 17, 2016 at the Hotel Pennsylvania, 401 Seventh Avenue (at 33rd Street), Penntop North Room, 18th Floor, New York, New York 10001. The proxy materials relating to the Annual Meeting are first being mailed to shareholders entitled to vote at the meeting on or about October 4, 2016. A copy of our Form 10-K for the year ended April 30, 2016 is being mailed concurrently with this Proxy Statement.

Who is Entitled to Vote?

Our Board has fixed the close of business on September 30, 2016 as the record date for a determination of shareholders entitled to notice of, and to vote at, this Annual Meeting or any adjournment thereof. On the record date, there were 137,958,145 shares of common stock outstanding, not including 200,000 treasury shares which are not entitled to vote. Each share of Aspen common stock represents one vote that may be voted on each matter that may come before the Annual Meeting. As of the record date, Aspen has no outstanding preferred stock.

What is the difference between holding shares as a record holder and as a beneficial owner?

If your shares are registered in your name with our transfer agent, Action Stock Transfer, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by Aspen.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who May Attend the Meeting?

Record holders and beneficial owners may attend the Annual Meeting. If your shares are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the record date. Please see below for instructions on how to vote at the Annual Meeting if your shares are held in street name.

How Do I Vote?

Record Holder

1.	Vote by Internet. The website address for Internet voting is on your proxy card.
2.	Vote by phone. Call 1 (800) 690-6903 and follow the instructions on your proxy card.
3.	Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).
4.	Vote in person. Attend and vote at the Annual Meeting.

If you vote by Internet or phone, please DO NOT mail your proxy card.

Beneficial Owner (Holding Shares in Street Name)

1.	Vote by Internet. The website address for Internet voting is on your vote instruction form.
2.	Vote by mail. Mark, date, sign and mail promptly the enclosed vote instruction form (a postage-paid envelope is provided for mailing in the United States).
3.	Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

What Constitutes a Quorum?

To carry on the business of the Annual Meeting, we must have a quorum. A quorum is present when a majority of the outstanding shares of stock entitled to vote, as of the record date, are represented in person or by proxy. Shares owned by Aspen are not considered outstanding or considered to be present at the Annual Meeting. Broker non-votes (because there are routine matters presented at the Annual Meeting) and abstentions are counted as present for the purpose of determining the existence of a quorum.

What happens if Aspen is unable to obtain a Quorum?

If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit solicitation of proxies.

Which Proposals are Considered “Routine” or “Non-Routine”?

Proposals 1, 4 and 5 are non-routine and Proposals 2 and 3 are routine.

What is a broker non-vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any non-routine proposal. This vote is called a “broker non-vote.” Broker non-votes do not count as a vote “FOR” or “AGAINST” any of the Proposals.

If you are the shareholder of record, and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting. If your shares are held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization may generally vote at its discretion on routine matters, but not on non-routine matters. If you sign your vote instruction form but do not provide instructions on how your broker should vote, your broker will vote your shares as recommended by our Board on any non-routine matter. See the note below and the following question and answer.

Important Rule Affecting Beneficial Owners Holding Shares In Street Name

Brokers may no longer use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients. Please submit your vote instruction form so your vote is counted.

How are abstentions treated?

Abstentions only have an effect on the outcome of any matter being voted on that requires the approval based on our total voting stock outstanding. Thus, abstentions have no effect on any of the proposals except for Proposal 2.

How Many Votes are Needed for Each Proposal to Pass, is Broker Discretionary Voting Allowed and what is the effect of an abstention?

Proposals	Vote Required	Broker Discretionary Vote Allowed	Effect of Abstentions on the Proposal
(1) To elect the board of directors	Plurality	No	Not applicable
(2) To approve a reverse split*	Majority of the outstanding voting shares	Yes	Vote against
(3) To ratify the appointment of our independent registered public accounting firm for fiscal 2017	Majority of the votes cast	Yes	No effect**
(4) To ratify prior amendments to increase the amount of shares issuable under the 2012 Equity Incentive Plan to 25,300,000 shares.	Majority of the votes cast	No	No effect**
(5) To approve, on a non-binding basis, our repurchase of up to 300,000 shares of our common stock at a price per share of less than $0.20	Majority of the votes cast	No	No effect**

*

Each reverse split ratio must be approved separately. The Company will only implement a a reverse split in a ratio approved by shareholders, if any.

**

Abstentions will reduce the number of affirmative votes received, but not the required percentage needed for the proposal to pass.

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to the remaining proposals, you may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any of these proposals. In addition, you may vote in favor of all, none, or any of the three reverse stock split ratios in Proposal 2. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice to the Corporate Secretary of Aspen, by delivering a proxy card dated after the date of the proxy or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Aspen Group, Inc., 1660 South Albion Road, Suite 525, Denver, CO 80222, Attention: Corporate Secretary.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by Aspen. In addition to the solicitation by mail, proxies may be solicited by our officers and regular employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing. We may hire an independent proxy solicitation firm.

What Happens if Additional Matters are Presented at the Annual Meeting?

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you submit a signed proxy card, the persons named as proxy holders, Mr. Michael Mathews and Ms. Janet Gill, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, then Mr. Mathews, our Chairman of the Board, is authorized to adjourn the annual meeting until a quorum is present or represented.

What is “householding” and how does it affect me?

Record holders who have the same address and last name will receive only one copy of their proxy materials, unless we are notified that one or more of these record holders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other record holders with whom you share an address, receive multiple copies of these proxy materials, or if you hold Aspen stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary at: Aspen Group, Inc., 1660 South Albion Road, Suite 525, Denver, CO 80222.

If you participate in householding and wish to receive a separate copy of these proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above. Beneficial owners can request information about householding from their brokers, banks or other holders of record.

Do I Have Dissenters’ (Appraisal) Rights?

Appraisal rights are not available to Aspen shareholders with any of the proposals brought before the Annual Meeting.

Can a Shareholder Present a Proposal To Be Considered At the 2017 Annual Meeting?

If you wish to submit a proposal to be considered at the 2017 Annual Meeting, the following is required:

•

For a shareholder proposal to be considered for inclusion in Aspen’s Proxy Statement and proxy card for the 2017 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, which we refer to as the “Exchange Act,” our Corporate Secretary must receive the written proposal no later than June 6, 2017, which is 120 calendar days prior to the anniversary date Aspen’s Proxy Statement was mailed to shareholders in connection with this Annual Meeting. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company sponsored materials.

•

Our Bylaws include advance notice provisions that require shareholders desiring to recommend or nominate individuals to the Board or who wish to present a proposal at the 2017 Annual Meeting must do so in accordance with the terms of the advance notice provisions. For a shareholder proposal or a nomination that is not intended to be included in Aspen’s Proxy Statement and proxy card under Rule 14a-8, our Corporate Secretary must receive the written proposal not later than the close of business on the 120th day (or June 6, 2017) nor earlier than the close of business on the 150th day prior to the anniversary of the date on which Aspen released its proxy materials to its shareholders for this year’s Annual Meeting (or May 7, 2017); provided, however, that in the event that the date of the 2017 Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of this year’s Annual Meeting, for notice by the shareholder to be timely, such shareholder’s written notice must be delivered to the secretary not later than the close of business on the 90th day prior to the 2017 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made, whichever is later. Your notice must contain the specific information set forth in our Bylaws.

•

Additionally, you must be a record holder at the time you deliver your notice to the Corporate Secretary and are entitled to vote at the 2017 Annual Meeting.

A nomination or other proposal will be disregarded if it does not comply with the above procedures. All proposals and nominations should be sent to Aspen Group, Inc., 1660 South Albion Road, Suite 525, Denver, CO 80222, Attention: Corporate Secretary.

We reserve the right to amend our Bylaws and any change will apply to the 2017 Annual Meeting unless otherwise specified in the amendment.

Interest of Officers and Directors in Matters to Be Acted Upon

Except in the election to our board of nominees, none of the officers or directors have any interest in any of the matters to be acted upon at the Annual Meeting.

The Board Recommends that Shareholders Vote “For” Proposal Nos. 1, 2 (all ratios), 3, 4 and 5.

PROPOSAL 1. ELECTION OF DIRECTORS

We currently have nine-seat Board of Directors, of which two seats are vacant. The terms of all of our current directors will expire at this Annual Meeting. The Board proposes the election of the following nominees as directors:

Michael Mathews

Malcolm F. MacLean IV

Michael D’Anton

Sanford Rich

Norman D. Dicks

John Scheibelhoffer

C. James Jensen

Rick Solomon

Andrew Kaplan

Except for former Congressman Norman Dicks and Mr. Malcolm MacLean, all of the nominees listed above are currently directors of Aspen. Additionally, all of the nominess have been nominated and have agreed to serve if elected.   The nine persons who receive the most votes cast will be elected and will serve as directors until the next Annual Meeting. If a nominee becomes unavailable for election before this Annual Meeting, the Board can name a substitute nominee and proxies will be voted for such substitute nominee unless an instruction to the contrary is written on the proxy card. Furthermore, we may appoint an additional person to our Board before the Annual Meeting. The principal occupation and certain other information about the nominees and our executive officers are set forth on the following pages.

The Board recommends a vote “For” the election of the nominated slate of directors.

DIRECTORS AND EXECUTIVE OFFICERS

The following table represents our Board of Directors as of the record date:

Name	Age	Position
Michael Mathews	54	Chairman of the Board
Michael D’Anton	59	Director
C. James Jensen	75	Director
Andrew Kaplan	50	Director
Sanford Rich	58	Director
John Scheibelhoffer	54	Director
Rick Solomon	55	Director

There are two vacancies in the Board of Directors caused by the resignation of David Pasi on August 29, 2016 and the resignation of Paul Schneier on September 14, 2016.

Director Biographies

Michael Mathews has served as Aspen Group’s Chief Executive Officer and a director since March 2012 and as Chief Executive Officer of Aspen University Inc. since May 2011. He served as Chief Executive Officer of interclick, inc. (Nasdaq: ICLK) from August 28, 2007 until January 31, 2011. From June 2007 until it was acquired by Yahoo, Inc. (NASDAQ: YHOO) in December 2011, Mr. Mathews also served as a director of interclick. From May 15, 2008 until June 30, 2008, Mr. Mathews served as the interim Chief Financial Officer of interclick. From 2004 to 2007, Mr. Mathews served as the senior vice-president of marketing and publisher services for World Avenue U.S.A., LLC, an Internet promotional marketing company. From March 2011 until October 2012, Mr. Mathews served as the Chairman and a consultant (and from December 1, 2011 through March 19, 2012 as Executive Chairman) for Wizard World, Inc. (OTCQB: WIZD). Mr. Mathews was selected to serve as a director due to his knowledge of the for profit education industry, his commitment to a “debt free” education, his track record of success in managing early stage and growing businesses, his extensive knowledge of the online education Internet marketing industries and his knowledge of running and serving on the boards of public companies.

Michael D’Anton has served as a director of Aspen Group since March 2012 and of Aspen University for approximately six years. Since 1988, Dr. D’Anton has been an ENT physician and surgeon at ENT Allergy Associates. Dr. D’Anton was selected as a director for his experience in growing and running a successful surgery center and his knowledge of Aspen University from serving as a director prior to 2011 the Reverse Merger.

C. James Jensen has served as a director of Aspen Group since March 2012 and of Aspen University since May 2011.  Since 1983, Mr. Jensen has been the managing partner of Mara Gateway Associates, L.P., a privately owned real estate investment company he co-founded.  Today, Mr. Jensen provides executive coaching, consulting, and advisory services to emerging growth and mid-size companies.  He is an active member of the World Presidents' Organization, serves on the board of directors of the Institute of Noetic Sciences, and is Vice Chairman of American Global Health Group.  Mr. Jensen was selected a director due to his previous service on public company boards and his experience with entrepreneurial companies. Mr. Jensen is also the author of 7 KEYS To Unlock Your Full Potential. (www.unlock7keys.com).

Andrew Kaplan has served as a director of Aspen Group since June 5, 2014. From 2000 through March 2014, Mr. Kaplan was a partner in Quad Partners, or Quad, a private equity firm focused exclusively on the education industry. During his tenure with Quad, Mr. Kaplan also served as a Managing Director of Quad College Group, the operational team focused on Quad’s postsecondary portfolio. Since March 2014, Mr. Kaplan has been a consultant to the education industry. Mr. Kaplan was selected as a director for his extensive knowledge of the educational industry. From May 2014 until June 2015, Mr. Kaplan, through an entity he controls, served as a consultant to Aspen. Since June 1, 2015, Mr. Kaplan has been a Managing General Partner in Education Growth Partners, a private equity firm focused exclusively on the education and training industry. See “Related Person Transactions.”

Sanford Rich has served as a director of Aspen Group since March 2012. Since January 2016 Mr. Rich has served as the Executive Director of the New York City Board of Education Retirement System. From September 2012 to January 2016, Mr. Rich has served as the Chief of Negotiations and Restructuring for the Pension Benefit Guaranty Corporation (US. Government Agency). From October 2011 to September 2012, Mr. Rich served as Chief Executive Officer of In The Car LLC. Mr. Rich served as a director of interclick from August 28, 2007 until June 5, 2009 and as Audit Committee Chairman from August 2007 to June 2009 From February 2009 to December 2012 Mr. Rich was a Managing Director of Whitemarsh Capital Advisors, a broker-dealer.  Since April 2006, Mr. Rich has served as a director and Audit Committee Chairman for InsPro Technologies (OTC Pink: ITCC). Mr. Rich was selected as a director for his 35 years of experience in the financial sector and his experience serving on the audit committees of public companies.

John Scheibelhoffer has served as a director of Aspen Group since March 2012 and of Aspen University for approximately seven years. Since 1996, Dr. Scheibelhoffer has been a physician and surgeon employed by ENT Allergy Associates. Dr. Scheibelhoffer was selected to serve as a director for his experience in running a successful surgery center and his knowledge of Aspen University from serving as a director.

Rick Solomon has served as a director of Aspen Group since March 10, 2014. From May 2009 until May 2014, Mr. Solomon served as a portfolio manager at Verition Fund, a multi-strategy, multi-manager investment platform. Mr. Solomon was selected as a director for his experience in the investment industry.

Director Nominee Biographies

Norman D. Dicks, 75, was a member of the United States House of Representatives for approximately 36 years.  He has served as Senior Policy Advisor to law firm Van Ness Feldman LLP since 2013, advising clients on a wide-range of public policy, strategic, and regulatory issues, particularly those in the environmental sector. Prior to joining the firm, Congressman Dicks represented Washington State's 6th Congressional District from 1977-2013, where he received a first-term appointment to the House Appropriations Committee, a committee he served on for his entire tenure in Congress. In addition, Congressman Dicks served on and chaired the Interior Appropriations Subcommittee where he made environmental issues a priority, and worked on issues affecting the National Parks, National Forests, and Native American issues. Congressman Dicks also became the chair of the Defense Appropriations Committee, and concluded his tenure in Congress as top-ranking Democratic Member on the Defense Appropriations Committee, and top-ranking Democrat on the House Appropriations Committee. From 1990 to 1998, Congressman Dicks served on the House Intelligence Committee and was awarded the CIA Directors Medal. Upon his retirement, Congressman Dicks received the Department of Defense Distinguished Public Service Medal, the highest honor bestowed upon a civilian, for his work on behalf of military members and their families.

Malcolm F. MacLean IV, 47, is the Managing Partner and Director of Tokyo-based Star Asia Group, which Mr. MacLean co-founded in 2006.  Mr. MacLean is responsible for the day-to-day investment activities at the firm as co-Chair of the Investment Committee. Mr. MacLean is also the co-Founder and Managing Member of Taurus Capital Partners LLC, based in Los Angeles, which makes opportunistic investments in public and private companies, partnerships and other structured vehicles. Mr MacLean has over 24 years in the global investment business.

Executive Officers

Name	Age	Position
Michael Mathews	54	Chief Executive Officer
Janet Gill	60	Chief Financial Officer
Dr. Cheri St. Arnauld	60	Chief Academic Officer
Gerald Wendolowski	31	Chief Operating Officer

See above for Mr. Michael Mathews’ biography.

Janet Gill has been Aspen Group’s Chief Financial Officer since December 11, 2014 and served as the interim Chief Financial Officer until that date from March 11, 2014. From September 2012 until March 11, 2014, Ms. Gill was the Company’s Controller. From 2003 until August 2012, Ms. Gill was a consultant for Resources Global Professionals, a professional services firm that helps business leaders execute internal initiatives. Ms. Gill is a Certified Public Accountant (inactive) in New York.

Cheri St. Arnauld has been Aspen Group’s Chief Academic Officer since March 6, 2014. From January 2012 until March 6, 2014, Dr. St. Arnauld was an educational consultant for the St. Arnauld Group. From August 2008 until January 2012, Dr. St. Arnauld was the Provost and Chief Academic Officer at Grand Canyon University.

Gerard Wendolowski has been Aspen Group’s Chief Operating Officer since March 11, 2014. From May 2011 until March 11, 2014, Mr. Wendolowski served as Aspen University’s Senior Vice President of Marketing and Business Development. From January 2008 until May 2011, Mr. Wendolowski served as the Vice President of Marketing at Atrinsic, Inc., a digital marketing firm.

Family Relationships

There are no family relationships among our directors and/or executive officers.

Board Responsibilities

The Board oversees, counsels, and directs management in the long-term interest of Aspen Group and its shareholders. The Board’s responsibilities include establishing broad corporate policies and reviewing the overall performance of Aspen Group. The Board is not, however, involved in the operating details on a day-to-day basis.

Board Committees and Charters

The Board and its committees meet throughout the year and act by written consent from time to time as appropriate. The Board delegates various responsibilities and authority to its Board committees. Committees regularly report on their activities and actions to the Board. The Board currently has and appoints the members of: the Audit Committee and the Compensation Committee. The Audit Committee has a written charter approved by the Board which can be found on our corporate website at http://ir.aspen.edu/governance-documents.

The following table identifies the independent and non-independent current Board and committee members:

Name	Independent	Audit	Compensation
Michael Mathews
Michael D’Anton	✓
C. James Jensen	✓	✓	Chairman
Andrew Kaplan
Sanford Rich	✓	Chairman
John Scheibelhoffer	✓		✓
Rick Solomon	✓	✓
Number of meetings		5

During fiscal 2016, all of the directors attended over 75% of the Board and committee meetings for which the directors served. Aspen Group does not have a policy regarding director attendance at annual shareholder meetings.

Director Independence

With the exception of Messrs. Mathews and Kaplan, our Board determined that all of our present directors are independent in accordance with standards under the Nasdaq Listing Rules.

Our Board determined that as a result of being employed as an executive officer, Mr. Mathews is not independent under the Nasdaq Listing Rules. Additionally, our Board considered the AEK Consulting Agreement, which was terminated in June 2015, in determining that Mr. Kaplan was not independent. See “Related Person Transactions.”

Our Board has also determined that Sanford Rich, C. James Jensen and Rick Solomon are independent under the Nasdaq Listing Rules independence standards for Audit Committee members. Also, our Board has also determined that C. James Jensen and John Scheibelhoffer are independent under the Nasdaq Listing Rules independence standards for Compensation Committee members.

Director Nominee Independence

Our Board has determined that, if elected, Congressman Dicks and Mr. MacLean will be independent in accordance with standards under the Nasdaq Listing Rules, including the independence standards for Compensation Committee members. The Company intends to appoint Congressman Dicks to the Compensation Committee. Mr. MacLean’s committee assignments have not yet been determined.

Committees of the Board of Directors

Audit Committee

The Audit Committee, which currently consists of Sanford Rich C. James Jensen and Rick Solomon, reviews Aspen Group’s financial reporting process on behalf of the Board and administers our engagement of the independent registered public accounting firm. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of our internal controls, and the overall quality of our financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

Audit Committee Financial Expert

Our Board has determined that Mr. Sanford Rich is qualified as an Audit Committee Financial Expert, as that term is defined by the rules of the SEC and in compliance with the Sarbanes-Oxley Act of 2002.

Compensation Committee

The function of the Committee is to determine the compensation of our executive officers. The Compensation Committee has the power to set performance targets for determining periodic bonuses payable to executive officers and may review and make recommendations with respect to shareholder proposals related to compensation matters. Additionally, the Compensation Committee is responsible for administering the 2012 Equity Incentive Plan (the “Plan”).

Nominating Committee

We do not have a Nominating Committee. Each director participates in the consideration of director nominees. Our Board does not have a policy, or procedures to follow, with regard to the consideration of any director candidates recommended by our shareholders. We have never received any recommendations from shareholders and for that reason have not considered adopting any policy.

Board Diversity

While we do not have a formal policy on diversity, our Board considers diversity to include the skill set, background, reputation, type and length of business experience of our Board members as well as a particular nominee’s contributions to that mix.  Our Board believes that diversity brings a variety of ideas, judgments and considerations that benefit Aspen and its shareholders.  Although there are many other factors, the Board seeks individuals with experience on public company boards or the investment community, experience on operating growing businesses, and experience with online universities.

Board Leadership Structure

We have chosen to combine the Chief Executive Officer and Board Chairman positions. We believe that this Board leadership structure is the most appropriate for Aspen. Because we are a small company, it is more efficient to have the leadership of the Board in the same hands as the Chief Executive Officer. The challenges faced by us at this stage – implementing our business and marketing plan and accelerating our growth – are most efficiently dealt with by one person who is familiar with both the operational aspects as well as the strategic aspects of our business.

Board Risk Oversight

Our risk management function is overseen by our Board. Our management keeps its Board apprised of material risks and provides its directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us, and how management addresses those risks. Mr. Michael Mathews, as our Chief Executive Officer and Chairman of the Board, works closely together with the Board once material risks are identified on how to best address such risks. If the identified risk poses an actual or potential conflict with management, our independent directors may conduct the assessment. Presently, the primary risks affecting us are our ability to grow our business with our current cash balance, increase our enrollment and class starts, the dependence on the continued growth of our nursing school and manage our expected growth consistent with regulatory oversight.

Code of Ethics

Our Board has adopted a Code of Ethics that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officer. Although not required, the Code of Ethics also applies to our directors. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations, including insider trading, corporate opportunities and whistle-blowing or the prompt reporting of illegal or unethical behavior. We will provide a copy, without charge, to anyone that requests one in writing to Aspen Group, Inc. 1660 South Albion Road, Suite 525, Denver, CO 80222, Attention: Corporate Secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our common stock to file initial reports of ownership and changes in ownership of our common stock and other equity securities with the SEC. These individuals are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the forms furnished to us, and written representations from reporting persons that no Forms 5s were required to report delinquent filings, we believe that all filing requirements applicable to our officers, directors and 10% beneficial owners were complied with during fiscal year 2016.

Communication with our Board of Directors

Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at Aspen Group, Inc., 1660 South Albion Road, Suite 525, Denver, CO 80222, Attention: Corporate Secretary. Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Related Person Transactions

Since May 1, 2014, aside from the executive officer and director compensation arrangements discussed above, the following are transactions to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed the lesser of $120,000 or 1% of the average of our total assets at the end of the last two fiscal years (or approximately $52,000) and in which any of our directors, executive officers or holders of more than 5% of our stock, or any immediate family member of or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

In the fiscal year ended April 30, 2015, four of the directors and executive officers, including the CEO and CFO, purchased $423,500 of securities in Aspen Group’s private placement offerings. The investments were on the same terms as other investors and the total raised in the private placement in that fiscal year was approximately $5.7 million.

On August 14, 2012, Mr. Mathews loaned Aspen Group $300,000 in exchange for a convertible demand note bearing interest at 5% per annum. The note is convertible at $0.35 per share, and the due date was extended to May 5, 2018.  In March 2012, Mr. Mathews loaned Aspen $300,000 in exchange for a convertible note bearing interest at 0.19% per annum. The note was convertible at $1.00 per share.  As a condition of certain warrant holders exercising their warrants, Mr. Mathews converted the March 2012 note and the related accrued interest on the note after the conversion price was reduced from $1.00 to $0.19 per share.

In June 2013, Mr. Mathews loaned Aspen Group $1 million and was issued a $1 million Promissory Note due December 31, 2013 (which has been extended to May 5, 2018).  The Promissory Note bears 10% interest per annum, payable monthly in arrears.

Mr. Mathews’ son is employed by Aspen Group as its Product Manager and is paid a salary of $75,000 per year. In addition, Mr. Mathews’ brother is employed by Aspen Group as Director of Academic Support and is paid a salary of $70,000 per year.

Effective May 29, 2014, Aspen Group entered into a consulting agreement with AEK Consulting LLC, or AEK, a company controlled by Mr. Andrew Kaplan, a director, pursuant to which AEK acts as a strategic advisor providing educational, business and financial advice services to Aspen Group. In exchange for its services, AEK was to be paid $120,000, provided that Aspen Group achieves certain business objectives. In addition, AEK was issued 800,000 restricted stock units, vesting quarterly over 18 months subject to Aspen Group’s achievement of certain business objectives and other conditions.  None of the business objectives or conditions were met.  In June 2015, the Company and AEK agreed to terminate the consulting agreement in consideration for the issuance of 300,000 restricted stock units.  The 800,000 restricted stock units were cancelled.

In July 2014, Aspen Group issued 1,750,000 shares of common stock to Alpha Capital Anstalt, or Alpha, a then 5% shareholder, in consideration for its waiving certain price protection rights held by it and for providing legal counsel of Aspen Group with a proxy to vote Alpha’s shares in favor increasing Aspen Group’s authorized capital at the fiscal 2015 annual shareholders meeting. Additionally, on July 29, 2014 and September 4, 2014, Sophrosyne Capital LLC, then a 5% shareholder, invested $380,000 and $375,000, respectively, in Aspen Group’s private placement on terms identical to other investors in the offering.

In September 2014, Leon G. Cooperman, a 5% shareholder of the Company, invested $1,240,000 in a private placement on terms identical to others investors in the offering.  Mr. Cooperman purchased 8,000,000 shares of common stock and 4,000,000 warrants.  The warrants were exercisable at $0.19 per share.  In April 2015, the Company closed on an offering with its outstanding warrant holders whereby it agreed to reduce the exercise price of the outstanding warrants to $0.155 if the warrant holder exercised early.  Mr. Cooperman agreed and exercised 4,000,000 warrants.

On April 22, 2016, the Company issued 4,855,487 shares of common stock to two of its warrant holders, including George Melas-Kyriazi, a 5% shareholder, in exchange for their early exercise of warrants at a reduced exercise price of $0.155 (originally $0.19) per share. George Melas-Kyriazi exercised all of his warrants for 2,435,487 shares of common stock.

On August 31, 2016, the Company entered into a $3 million revolving line of credit agreement (“LOC”) with Mr. Cooperman. Under the LOC, Mr. Cooperman agreed to lend the Company up to a maximum of $3 million on a revolving basis for up to three years. The Company paid Mr. Cooperman a facility fee of $60,000 and issued Mr. Cooperman a revolving promissory note. In addition, the Company will pay to Mr. Cooperman interest monthly on the principal amount of the note outstanding at a rate of 12% per annum, and a commitment fee monthly on the undrawn portion of the note at a rate of 2% per annum. Upon issuance, the Company borrowed $750,000 under the LOC. The Company also issued to Mr. Cooperman 750,000 five-year warrants exercisable at $0.20 per share.

Voting Securities and Principal Holders Thereof

The following table sets forth the number of shares of Aspen Group’s common stock beneficially owned as of the record date by (i) those persons known by Aspen Group to be owners of more than 5% of its common stock, (ii) each director and director nominee, (iii) the Named Executive Officers (as disclosed in the Summary Compensation Table), and (iv) Aspen Group’s executive officers and directors as a group. Unless otherwise specified in the notes to this table, the address for each person is: c/o Aspen Group, Inc. 1660 South Albion Road, Suite 525, Denver, CO 80222.

Title of Class	Beneficial Owner	Amount of Beneficial Ownership (1)	Percent Beneficially Owned (1)

Named Executive Officers:
Common Stock	Michael Mathews (2)	7,979,408	5.7%
Common Stock	Cheri St. Arnauld (3)	666,667	*
Common Stock	Gerard Wendolowski (4)	716,667	*

Directors:
Common Stock	Michael D’Anton (5)	2,794,050	2.0%
Common Stock	C. James Jensen (6)	2,280,800	1.6%
Common Stock	Andrew Kaplan (7)	437,500	*

Common Stock	Sanford Rich (8)	263,750	*
Common Stock	John Scheibelhoffer (9)	2,775,480	2.1%
Common Stock	Rick Solomon (10)	2,949,080	2.1%
Common Stock	All directors and executive officers as a group (10 persons) (11)	22,196,734	15.3%

Director Nominees:
Common Stock	Norman D. Dicks (12)	0	0%
Common Stock	Malcolm F. MacLean IV (13)	6,323,115	4.6%

5% Shareholders:
Common Stock	Leon G. Cooperman (14)	12,750,000	9.2%
Common Stock	George Melas-Kyriazi (15)	9,752,598	7.1%

———————

* Less than 1%.

(1)

Beneficial Ownership Note. Applicable percentages are based on 137,958,145 shares outstanding as of the record date. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options, warrants or conversion of notes. Unless otherwise indicated in the footnotes to this table, Aspen Group believes that each of the shareholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them. This table does not include any unvested stock options except for those vesting within 60 days.

(2)	Mathews. Mr. Mathews is our Chairman and Chief Executive Officer. Includes: (i) 1,035,654 shares underlying warrants, and (ii) 857,143 shares issuable upon the conversion of a convertible note.
(3)	St. Arnauld. Dr. St. Arnauld is our Chief Academic Officer. Represents vested stock options.
(4)	Wendolowski. Mr. Wendolowski is our Chief Operating Officer. Represents vested stock options.
(5)

D’Anton. Dr. D’Anton is a director. Includes 177,645 shares of common stock held as custodian for the benefit of Dr. D’Anton’s children. Also includes (i) 2,215,747 shares of common stock, (ii) 263,158 shares underlying warrants and (iii) 137,500 vested stock options held directly by Dr. D’Anton.

(6)	Jensen. Mr. Jensen is a director. Includes 263,158 shares underlying warrants and 237,500 vested stock options.
(7)	Kaplan. Mr. Kaplan is a director. Includes 137,500 vested stock options.
(8)	Rich. Mr. Rich is a director. Includes 237,500 vested stock options.
(9)

Scheibelhoffer. Dr. Scheibelhoffer is a director. Includes 192,408 shares of common stock held as custodian for the benefit of Dr. Scheibelhoffer’s children. Also includes (i) 2,408,155 shares of common stock, (ii) 263,158 shares underlying warrants and (iii) 104,167 vested stock options held directly by Dr. Scheibelhoffer.

(10)	Solomon. Mr. Solomon is a director. Includes 1,315,790 shares underlying warrants and 137,500 vested stock options.
(11)	Directors and Executive Officers as a group. This amount includes ownership by executive officers who are not Named Executive Officers under the SEC’s disclosure rules.
(12)	Dicks. Mr. Dicks is a director nominee. Address is 1050 Thomas Jefferson NW, 7th floor, Washington, DC 20007
(13)

MacLean. Mr. MacLean is a director nominee. Includes (i) 97,998 shares held jointly with spouse, (ii) 1,150,000 shares held by Starfish Partners LLC which Mr. MacLean indirectly controls, (iii) 3,000,000 shares held by Taurus Capital Partners LLC of which Mr. MacLean is the Managing Member, and (iv) 539,777 shares held as custodian for the benefit of Mr. MacLean’s children. Does not include 88,000 shares held by Mr. MacLean’s spouse, of which he disclaims beneficial ownership.  Address is 11812 San Vicente Blvd., Suite 510, Los Angeles CA 90049.

(14)	Cooperman. Address is 810 7th Ave., 33rd floor, New York, NY 10019. Includes 750,000 shares underlying warrants.
(15)	Melas-Kyriazi. Includes 7,317,111 shares held by Alvin Fund LLC in which Mr. Melas-Kyriazi is the manager. Address is 215 W 98th New York, NY 10025.

Fiscal 2016 Summary Compensation Table

The following information is related to the compensation paid, distributed or accrued by us for fiscal 2016 and 2015 to all Chief Executive Officers (principal executive officers) serving during the last fiscal year and the two other most highly compensated executive officers serving at the end of the last fiscal year whose compensation exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table for Fiscal 2016

Name and Principal Position (a)	Year (b)	Salary ($)(c)	Option Awards ($)(f)(1)	Total ($)(j)

Michael Mathews	2016	200,000	90,000	290,000
Chief Executive Officer (2)	2015	100,000	97,500	197,500

Cheri St. Arnauld	2016	240,000	60,000	300,000
Chief Academic Officer (3)	2015	199,991	—	199,991

Gerard Wendolowski	2016	200,000	42,000	242,000
Chief Operating Officer (4)

———————

(1)

Option Awards. These amounts do not reflect the actual economic value realized by the Named Executive Officers. The amounts in this column represent the fair value of the award as of the grant date as computed in accordance with FASB ASC Topic 718 and the SEC disclosure rules.  Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions.  For a further description of the Option Awards, see the disclosure following this Summary Compensation Table.

(2)

Mathews.  The amount under 2016 Option Awards is comprised of a 1,500,000 option grant in December 2015.  The options vest in three equal annual increments with the first vesting date being one year from the grant date, subject to continued service on each applicable vesting date.

(3)

St. Arnauld.  The amount under 2016 Option Awards is comprised of a 1,000,000 option grant in June 2015.  The options vest in three equal annual increments with the first vesting date being one year from the grant date, subject to continued service on each applicable vesting date.  Does not include 700,000 stock options granted in June 2016, after the 2016 fiscal year end.

(4)

Wendolowski.  Mr. Gerard Wendolowski was not a Named Executive officer in fiscal 2015.  The amount under 2016 Option Awards is comprised of a 700,000 option grant in June 2015.  The options vest in three equal annual increments with the first vesting date being one year from the grant date, subject to continued service on each applicable vesting date.  Does not include 2,000,000 stock options granted in June 2016, after the 2016 fiscal year end.

Named Executive Officer Employment Agreements

Michael Mathews. Effective May 16, 2013, Aspen Group and Mr. Mathews entered into a three-year Employment Agreement.  In accordance with the Employment Agreement, Mr. Mathews will receive a base salary of $250,000 per year; however, his base salary was $100,000 per year until the Compensation Committee determined that Aspen Group’s cash position permitted an increase to $250,000 a year. As of September 2015, Mr. Mathews’ base salary was raised to $250,000 per year.

Cheri St. Arnauld. Effective March 1, 2014, Aspen Group and Dr. St. Arnauld entered into a three-year Employment Agreement.  In accordance with the Employment Agreement, Dr. St. Arnauld received a base salary of $120,000 on an annualized basis for the first six months of the Employment Agreement.  After this six month period, Dr. St. Arnauld began receiving a base salary of $240,000 per year.

Gerard Wendolowski.  Effective November 11, 2014, Aspen Group and Mr. Wendolowski entered into a three-year Employment Agreement.  Under the Employment Agreement, Mr. Wendolowski received a base salary of $200,000 per year.  Effective July 1, 2016, the Company increased Mr. Wendolowski’s annual salary from $200,000 to $240,000.

Bonuses

For each fiscal year during the term of the Named Executive Officers’ Employment Agreements beginning May 1st and ending April 30th of the applicable fiscal year, the Named Executive Officers shall have the opportunity to earn a bonus up to 30%, 66% or 100% of his or her then base salary (the “Target Bonus”) as follows:

When the Company achieves annual Adjusted EBITDA (as defined in their Employment Agreements) at certain threshold levels (each, an “EBITDA Threshold”), the Named Executive Officers shall receive an automatic cash bonus (the “Automatic Cash Bonus”) equal to a percentage of his then base salary, and shall receive a grant of fully vested shares of the Company’s common stock having an aggregate Fair Market Value (as such term is defined in Plan) equal to a percentage of the Named Executive Officer’s then base salary (the “Automatic Equity Bonus”). In addition, the Named Executive Officers shall be eligible to receive an additional percentage of his then Base Salary as a cash bonus (the “Discretionary Cash Bonus”) and an additional grant of fully vested shares of the Company’s common stock having an aggregate Fair Market Value equal to a percentage of the Named Executive Officers’ then base salary (the “Discretionary Equity Bonus”) based on the Board’s determination that the Named Executive Officer has achieved certain annual performance objectives established at the beginning of each fiscal year. There were no performance objectives set for 2016, but there will be objectives set for fiscal year 2017.

The EBITDA Thresholds and corresponding bonus levels are set forth in the table below. For the avoidance of doubt, the Named Executive Officer shall only be eligible to receive the bonuses associated with a single EBITDA Threshold; i.e. in the event the Company attains EBITDA Threshold (2), only the bonuses associated with EBITDA Threshold (2) below (and not the bonuses associated with EBITDA Threshold (1)) shall be applicable.

EBITDA Threshold	Automatic Cash Bonus	Automatic Equity Bonus	Discretionary Cash Bonus	Discretionary Equity Bonus
$1,000,000 -$1,999,999	7.5%	7.5%	Up to 7.5%	Up to 7.5%
$2,000,000 -$3,999,999	16.5%	16.5%	Up to 16.5%	Up to 16.5%
$4,000,000 and over	25%	25%	Up to 25%	Up to 25%

Provided, however, that the earning of the Automatic Cash Bonus is subject to the Company having at least $2,000,000 in available cash after deducting the Target Bonuses paid to all the Named Executive Officers of the Company or its subsidiaries under the same Target Bonus formula pursuant to such executives’ employment agreements (the “Cash Threshold”) and the Named Executive Officer continuing to provide services under their Employment Agreement on the applicable Target Bonus determination date. The Cash Threshold shall not include any funds borrowed under the Company’s revolving credit facility.  If the Company is unable to pay the Automatic Cash Bonus as a result of not meeting the Cash Threshold, no Automatic Cash Bonus will be earned for that fiscal year.  Provided, however, the Company will issue Mr. Mathews common stock having a Fair Market Value equal to the Automatic Cash Bonus which he is not paid.

Each of the Named Executive Officers are entitled to receive discretionary bonuses under their Employment Agreements at the discretion of the Board.

Termination Provisions

Under their Employment Agreements, the Named Executive Officers are entitled to severance payments. All of the termination provisions are intended to comply with Section 409A of the Internal Revenue Code of 1986, or the Code, and the Regulations thereunder. In the event of dismissal without cause or resignation for Good Reason, Mr. Mathews will receive six months base salary and immediate vesting of unvested equity, Dr. St. Arnauld will receive three months base salary and Mr. Wendolowski will receive six months base salary. Immediately upon a change of control event, Mr. Mathews will receive 18 months base salary and immediate vesting of unvested equity and Dr. St. Arnauld and Mr. Wendolowski will each receive three months base salary. Change of control is defined in their Employment Agreements as Change of Control is defined under 409A of the Code. Generally, Good Reason is defined as a material diminution in the executives’ authority, duties or responsibilities due to no fault of his own (unless he has agreed to such diminution); or (ii) any other action or inaction that constitutes a material breach by Aspen Group under the Employment Agreement; or (iii) generally a relocation of the principal place of employment to a location outside of New York.

Outstanding Equity Awards at Fiscal Year-End

Listed below is information with respect to unexercised options that have not vested, and equity incentive plan awards for each Named Executive Officer outstanding as of April 30, 2016:

Outstanding Equity Awards At Fiscal Year-End

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Option Exercise Price ($)(e)	Option Expiration Date (f)

Michael Mathews	300,000	0		0.19	3/15/17
	500,000	0		0.19	3/22/17
	288,911	0		0.19	10/23/17
	166,666	0		0.19	10/23/17
	2,175,000	725,000	(1)	0.19	9/4/17
	650,000	1,300,000	(2)	0.19	9/4/19
	0	1,500,000	(3)	0.175	12/11/20

Cheri St. Arnauld	333,333	166,667	(4)	0.19	3/1/19
	0	1,000,000	(5)	0.1691	6/8/20

Gerard Wendolowski	100,000	0		0.19	3/15/17
	50,000	0		0.19	12/17/17
	150,000	0		0.19	2/28/18
	333,333	166,667	(4)	0.19	3/1/19
	0	700,000	(5)	0.1691	6/8/20

———————

(1)

Vests on September 4, 2016.

(2)

Vest in two equal increments on September 4, 2016 and September 4, 2017.

(3)

Vest in three equal increments on December 11, 2016, December 11, 2017, and December 11, 2018.

(4)

Vests on March 1, 2017.

(5)

Vests on June 8, 2016, June 8, 2017 and June 8, 2018.

Director Compensation

We do not pay cash compensation to our directors for service on our Board and our employees do not receive compensation for serving as members of our Board. Directors are reimbursed for reasonable expenses incurred in attending meetings and carrying out duties as board and committee members. Under the Plan, our non-employee directors receive grants of stock options as compensation for their services on our Board, as described above. Because we do not pay compensation to employee directors, Mr. Michael Mathews was not compensated for his service as a director and is omitted from the following table.

Fiscal 2016 Director Compensation

Name (a)	Option Awards ($)(d)(1)	Total ($)(j)

Michael D’Anton	—	0

C. James Jensen	12,500	12,500

Andrew Kaplan	12,500	12,500

David Pasi (2)	—	0

Sanford Rich	—	0

John Scheibelhoffer	—	0

Paul Schneier (3)	—	0

Rick Solomon	12,500	12,500

———————

(1)

Amounts reported represent the aggregate grant date fair value of awards granted without regards to forfeitures granted to the independent members of our Board during fiscal 2016, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the director. In November 2015, the Company granted to Messrs. Solomon, Kaplan and Jensen 250,000 stock options exercisable at $0.165 per share.  The securities vest in three equal annual increments with the first vesting date being one year from the grant date, subject to continued service as a director on each applicable vesting date.

(2)

Mr. Pasi resigned as a director effective August 29, 2016.

(3)

Mr. Schneier resigned as a director effective September 14, 2016.

Option Grants and Extensions in Fiscal 2017

On May 19, 2016, the Company granted to each of its non-employee directors 150,000 five-year stock options. The Company granted an additional 50,000 five-year stock options to C. James Jensen, the Chairman of the Compensation Committee and to Sanford Rich, the Chairman of the Audit Committee. The options are exercisable at $0.16 and vest in three approximately equal annual increments, with the first vesting date being one year from the grant date, subject to continued service as a director or committee chairman on each applicable vesting date and accelerated vesting under certain conditions.

On June 23, 2016, the Company granted 2,000,000 stock options to Gerard Wendolowski, Chief Operating Officer and 700,000 stock options to Dr. Cheri St. Arnauld, Chief Academic Officer and 300,000 stock options to Janet Gill, Chief Financial Officer. The options are exercisable for a period of five years at a price per share of $0.166. The options vest in three equal annual increments with the first vesting date being one year from the grant date, subject to continued service on each applicable vesting date and accelerated vesting under certain conditions.

In addition, on September 13, 2016, the Company extended the expiration dates of options held by each of the persons in the table below, all of which were previously set to expire in 2017, until 2020.  The options will vest annually in approximately equal increments over the new three-year terms.  All options are exercisable at $0.19 per share.

Option Holder	Number of Options
Michael D’Anton	100,000
Janet Gill	75,000
C. James Jensen	100,000
Michael Mathews	4,132,377
Sanford Rich	100,000
John Scheibelhoffer	100,000
Gerard Wendolowski	150,000

Equity Compensation Plan Information

The following chart reflects the number of securities granted and the weighted average exercise price for our compensation plans as of April 30, 2016.

Name of Plan	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for future issuance under compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2012 Equity Incentive Plan (1)	18,126,102	0.19	2,173,898
Equity compensation plans not approved by security holders
None	—	—	—
Total	18,126,102	0.19	2,173,898

———————

(1)	Represents options issued under the Plan. Includes 15,468,434 options granted to directors and executive officers.

On June 23, 2016, the Company amended the Plan to increase the number of authorized shares under the Plan by five million shares to a total of 25.3 million shares.

Risk Assessment Regarding Compensation Policies and Practices as they Relate to Risk Management

Our compensation program for employees does not create incentives for excessive risk taking by our employees or involve risks that are reasonably likely to have a material adverse effect on us. Our compensation has the following risk-limiting characteristics:

•

Our base pay programs consist of competitive salary rates that represent a reasonable portion of total compensation and provide a reliable level of income on a regular basis, which decreases incentive on the part of our executives to take unnecessary or imprudent risks;

•

A portion of executive incentive compensation opportunity is tied to long-term incentive compensation that emphasizes sustained performance over time. This reduces any incentive to take risks that might increase short-term compensation at the expense of longer term company results;

•

Awards are not tied to formulas that could focus executives on specific short-term outcomes;

•

Equity awards may be recovered by us should a restatement of earnings occur upon which incentive compensation awards were based, or in the event of other wrongdoing by the recipient; and

•

Equity awards, generally, have multi-year vesting which aligns the long-term interests of our executives with those of our shareholders and, again, discourages the taking of short-term risk at the expense of long-term performance.

PROPOSAL 2. AMENDMENT TO APPROVE A REVERSE STOCK SPLIT

Our Board has adopted and is submitting for shareholder vote an amendment to our Certificate of Incorporation (“Certificate”) that would grant to our Board the discretion to effect a reverse split of all outstanding shares of our common stock, if the Board deems that it is in our and our shareholders’ best interests, at a ratio of (i) one-for-10, (ii) one-for-15 or (iii) any amount in between one-for-10 and one-for-15 (any of which we refer to as a “Reverse Stock Split”). Until one year from the Annual Meeting, our Board will have the sole discretion to elect, as it determines to be in the best interests of Aspen and our shareholders, whether or not to effect a Reverse Stock Split, and if so, at which of the approved exchange ratios. If our Board elects to implement one of the Reverse Stock Splits, the Board would abandon the remaining approved Reverse Stock Splits without need for any further shareholder action. Our Board believes that approval of a proposal granting this discretion to the Board, rather than approval of an immediate Reverse Stock Split at a specified ratio, would provide the Board with maximum flexibility to react to current market conditions and to therefore achieve the purposes of the Reverse Stock Split, if implemented, and to act in the best interests of Aspen and our shareholders.

To effect the reverse stock split, our Board would authorize our management to file a Certificate of Amendment to our Certificate with the Delaware Secretary of State. If our Board elects to implement one of the approved Reverse Stock Splits, the number of issued and outstanding shares of our common stock would be reduced in accordance with the ratio for the selected Reverse Stock Splits. The par value of our common stock would remain unchanged at $0.001 per share, and the number of our authorized shares of common stock would remain unchanged. Our Board may elect not to implement any of the approved Reverse Stock Splits at its sole discretion, even if all of the proposed Reverse Stock Splits are approved by our shareholders. Our Board has approved the proposed grant of discretion to affect a Reverse Stock Split. You may elect to vote in favor of each of the proposed ratios, some of the proposed ratios or none of the proposed ratios. The proposed form of amendment to our Certificate to implement the Reverse Stock Split is attached to this Proxy Statement as Annex A.

Overview

To effect the Reverse Stock Split, our Board has authorized our management to file a Certificate of Amendment to our Certificate with the Delaware Secretary of State. The par value of our common stock would remain unchanged at $0.001 per share and the number of our authorized shares of common stock would remain unchanged.  No fractional shares will be issued in connection with the Reverse Stock Split.  Our Board may elect not to implement the approved Reverse Stock Split at its sole discretion, even if the proposed Reverse Stock Split is approved by our shareholders.  Our Board has the maximum flexibility to react to current market conditions and to therefore achieve the purposes of the Reverse Stock Split, if implemented, and to act in the best interests of us and our shareholders.

The proposed form of amendment to our Certificate to implement the Reverse Stock Split is attached to this Proxy Statement as Annex A.

Our common stock is currently quoted on the OTCQB under the symbol “ASPU”.  On the record date, the last sale price of our common stock was $0.23 per share. Our Board believes that our relatively low per-share market price of our common stock impairs the acceptability of the common stock to potential investors and certain members of the investing public, including institutional investors.  Our Board also believes that the Reverse Stock Split will move us closer to being eligible for listing on The Nasdaq Stock Market.

Purpose of the Reverse Stock Split

The Board believes that a Reverse Stock Split is desirable for a number of reasons, including:

Move Aspen Closer to Listing on Nasdaq.  By potentially increasing our stock price, the Reverse Stock Split would potentially increase our minimum bid or share price required for the initial listing requirements for The Nasdaq Capital Market (“Nasdaq”).  We expect to eventually apply for listing on Nasdaq in about 2018.  We currently do not meet their listing requirements, including the minimum bid price and shareholders’ equity.   The Reverse Stock Split will not cause us to meet all of the listing requirements for Nasdaq.  But we believe the Reverse Stock Split will increase our stock price which may help us move towards eventually meeting the minimum share price requirements.  We are not certain that the Reverse Stock Split will have a long-term positive effect on the market price of our common stock, or increase our ability to be listed or approved for trading on Nasdaq

Increase in Eligible Institutional and Other Investors.  We believe a Reverse Stock Split may increase the price of our common stock or potentially decrease its volatility, and thus may allow a broader range of institutional investors with the ability to invest in our stock.  For example, many funds and institutions have investment guidelines and policies that prohibit them from investing in stocks whose price is below a certain threshold.  We believe that increased institutional investor interest in the Company and our common stock will potentially increase the overall market for our common stock.

Increase Analyst and Broker Interest.  We believe a Reverse Stock Split would help increase analyst and broker-dealer interest in our common stock as many brokerage and investment advisory firms’ policies can discourage analysts, advisors, and broker/dealers from following or recommending companies with low stock prices. Because of the trading volatility and lack of liquidity often associated with lower-priced stocks, many brokerage houses have adopted investment guidelines and policies and practices that either prohibit or discourage them from investing or trading such stocks or recommending them to their clients and customers. Some of those guidelines, policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to broker-dealers. While we recognize we will remain a “penny stock” under the rules of the Securities and Exchange Commission because a penny stock trades at less than $5.00, we think the increase from the Reverse Stock Split will position us better if our business continues to increase as we expect. Additionally, because brokers’ commissions and dealer mark-ups/mark-downs on transactions in lower-priced stocks generally represent a higher percentage of the stock price than commissions and mark-ups/mark-downs on higher-priced stocks, the current average price per share of our common stock can result in shareholders or potential shareholders paying transaction costs representing a higher percentage of the total share value than would otherwise be the case if the share price were substantially higher.

Risks of the Reverse Stock Split

The Reverse Stock Split may not increase our market capitalization, which would prevent us from realizing some of the anticipated benefits of the Reverse Stock Split.  The market price of our common stock is based on a number of factors which may be unrelated to the number of shares outstanding. These factors may include our performance, general economic and market conditions and other factors, many of which are beyond our control. The market price per share may not rise, or it may remain constant in proportion to the reduction in the number shares outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. In the future, the market price of common stock following the Reverse Stock Split may not equal or exceed the market price prior to the Reverse Stock Split.

Effects of the Reverse Stock Split

Reduction of Shares Held by Individual Shareholders.  After the effective date of the Reverse Stock Split, each common shareholder will own fewer shares of our common stock. However, the Reverse Stock Split will affect all of our common shareholders uniformly and will not affect any common shareholder’s percentage ownership interests in us, except to the extent that the Reverse Stock Split results in any of our shareholders owning a fractional share as described below. As discussed further below, we will pay of cash in lieu of fractional shares. The number of shareholders of record will not be affected by the Reverse Stock Split (except to the extent that any shareholder holds only a fractional share interest and receives cash for such interest after the Reverse Stock Split). However, if the Reverse Stock Split is approved, it will increase the number of shareholders who own “odd lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 100 shares of common stock.

Reduction in Total Outstanding Shares.  The proposed Reverse Stock Split will reduce the total number of outstanding shares of common stock by a factor based on the ratio of the split. The following table shows the number of shares of our common stock outstanding both before the Reverse Stock Split and after the Reverse Stock Split:

	Shares of Common Stock Outstanding Before the Reverse Stock Split	Shares of Common Stock Outstanding After the Reverse Stock Split
One-for-10 split	137,958,145	13,795,815
One-for-15 split	137,958,145	9,197,210

If the Reverse Stock Split is between the two numbers in the table above, the number of outstanding shares will be proportionately reduced.

Change in Number and Exercise Price of Employee and Equity Awards.  The Reverse Stock Split will reduce the number of shares of common stock available for issuance under our equity plans and agreements in proportion to the split ratio. Under the terms of our outstanding equity and option awards, the Reverse Stock Split will cause a reduction in the number of shares of common stock issuable upon exercise or vesting of such awards in proportion to the split ratio of the Reverse Stock Split and will cause a proportionate increase in the exercise price of such awards to the extent they are stock options. The number of shares authorized for future issuance under our equity plans will also be proportionately reduced. The number of shares of common stock issuable upon exercise or vesting of stock option awards will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding. Warrant and other convertible security holders, if any, will also see a similar reduction of the number of shares such instruments are convertible into as stock option holders described above.

Regulatory Effects.  Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the common stock under the Exchange Act or our obligation to publicly file financial and other information with the Securities and Exchange Commission. If the Reverse Stock Split is implemented, our common stock will continue to trade on the OTCQB, unless we apply for listing on Nasdaq, meet all listing requirements other than stock price, and are advised by Nasdaq that upon effecting the Reverse Stock Split and closing at the required share price for the prescribed number of days, our common stock will be listed.

In addition to the above, the Reverse Stock Split will have the following effects upon our common stock:

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The number of shares owned by each holder of common stock will be reduced;

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The per share loss and net book value of our common stock will be increased because there will be a lesser number of shares of our common stock outstanding;

·

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The authorized common stock and the par value of the common stock will remain $0.001 per share;

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The stated capital on our balance sheet attributable to the common stock will be decreased and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased;

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All outstanding options, warrants, and convertible securities entitling the holders thereof to purchase shares of common stock, if any, will enable such holders to purchase, upon exercise thereof, fewer of the number of shares of common stock which such holders would have been able to purchase upon exercise thereof immediately preceding the Reverse Stock Split, at the same total price (but a higher per share price) required to be paid upon exercise thereof immediately preceding the Reverse Stock Split;

Shares of common stock after the Reverse Stock Split will be fully paid and non-assessable. The amendment will not change any of the other the terms of our common stock. The shares of common stock after the Reverse Stock Split will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of common stock prior to the Reverse Stock Split.

Because the number of authorized shares of our common stock will not be reduced, an overall effect of the Reverse Stock Split of the outstanding common stock will be an increase in authorized but unissued shares of our common stock. These shares may be issued by our Board in its sole discretion.  See “Anti-Takeover Effects of the Reverse Stock Split” below. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our common stock and preferred stock.

Once we implement a Reverse Stock Split, the share certificates representing the shares will continue to be valid. In the future, new share certificates will be issued reflecting the Reverse Stock Split, but this in no way will affect the validity of your current share certificates. The Reverse Stock Split will occur without any further action on the part of our shareholders. After the effective date of the Reverse Stock Split, each share certificate representing the shares prior to the Reverse Stock Split will be deemed to represent the number of shares shown on the certificate, divided by split ratio. Certificates representing the shares after the Reverse Stock Split will be issued in due course as share certificates representing shares prior to the Reverse Stock Split are tendered for exchange or transfer to our transfer agent. We request that shareholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing new shares following the Reverse Stock Split that are issued in exchange for share certificates issued prior to the Reverse Stock Split representing old shares that are restricted shares will contain the same restrictive legend as on the old certificates. Also, for purposes of determining the term of the restrictive period applicable to the new shares after the Reverse Stock Split, the time period during which a shareholder has held their existing pre-Reverse Stock Split old shares will be included in the total holding period.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split would become effective upon the filing of a Certificate of Amendment to our Certificate with the Secretary of State of the State of Delaware. The exact of the filing of the Certificate of Amendment that will effectuate the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our shareholders. In addition, our Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to our Certificate, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our shareholders to proceed with the Reverse Stock Split. If a Certificate of Amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware by the close of business one year from the Annual Meeting, our Board will abandon the Reverse Stock Split.

After the filing of the Certificate of Amendment, our common stock will have a new CUSIP number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

As soon as practicable after the Reverse Stock Split our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates for record holders (i.e., shareholders who hold their shares directly in their own name and not through a broker). Record holders of pre-Reverse Stock Split shares will be asked to surrender to the transfer agent certificates representing pre-Reverse Stock Split shares in exchange for a book entry with the transfer agent or certificates representing post-Reverse Stock Split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

For street name holders of pre-Reverse Stock Split shares (i.e., shareholders who hold their shares through a broker), your broker will make the appropriate adjustment to the number of shares held in your account following the effective date of the Reverse Stock Split.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No service charges, brokerage commissions or transfer taxes will be payable by any shareholder, except that if any new stock certificates are to be issued in a name other than that in which the surrendered certificate(s) are registered it will be a condition of such issuance that (1) the person requesting such issuance pays all applicable transfer taxes resulting from the transfer (or prior to transfer of such certificate, if any) or establishes to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Payment for Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, shareholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will be entitled to receive cash in an amount equal to the product obtained by multiplying (a) the closing price of our common stock on the Record Date as reported on the OTC Markets by (b) the number of shares of our common stock held by such shareholder that would otherwise have been exchanged for such fractional share interest.

Accounting Matters

The par value per share of our common stock will remain unchanged at $0.001 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on our consolidated balance sheet attributable to common stock will be reduced and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Per share net income or loss will be increased because there will be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain Federal Income Tax Consequences

Each shareholder is advised to consult their own tax advisor as the following discussion may be limited, modified or not apply based on your own particular situation.

The following is a summary of important tax considerations of the Reverse Stock Split. It addresses only shareholders who hold the pre-Reverse Stock Split shares and post- Reverse Stock Split shares as capital assets. It does not purport to be complete and does not address shareholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign shareholders, shareholders who hold the pre-Reverse Stock Split shares as part of a straddle, hedge, or conversion transaction, shareholders who hold the pre-Reverse Stock Split shares as qualified small business stock within the meaning of Section 1202 of the Code, shareholders who are subject to the alternative minimum tax provisions of the Code, and shareholders who acquired their pre-Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation. Current tax law may change, possibly even retroactively. This summary does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Reverse Stock Split.

The Reverse Stock Split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the Reverse Stock Split qualifies as reorganization, a shareholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post- Reverse Stock Split shares. The aggregate tax basis of the post-Reverse Stock Split shares received will be equal to the aggregate tax basis of the pre-Reverse Stock Split shares exchanged (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-Reverse Stock Split shares received will include the holding period of the pre-Reverse Stock Split shares exchanged.

A holder of the pre-Reverse Stock Split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre- Reverse Stock Split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-Reverse Stock Split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

No Appraisal Rights

Shareholders have no rights under the Delaware General Corporation Law or under our charter documents to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.

Anti-Takeover Effects of the Reverse Stock Split

The overall effect of the Reverse Stock Split may be to render more difficult the accomplishment of mergers or the assumption of control by a principal shareholder and thus make the removal of management more difficult.

The effective increase in our authorized and unissued shares as a result of the Reverse Stock Split could potentially be used by our Board to thwart a takeover attempt. The over-all effects of this might be to discourage, or make it more difficult to engage in, a merger, tender offer or proxy contest, or the acquisition or assumption of control by a holder of a large block of our securities and the removal of incumbent management. The Reverse Stock Split could make the accomplishment of a merger or similar transaction more difficult, even if it is beneficial to shareholders. Our Board might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent shareholders that would provide an above-market premium, by issuing additional shares to frustrate the takeover effort.

As discussed above, the reasons for the Reverse Stock Split is to increase the ability of institutions to purchase our common stock and stimulate the interest in our common stock by analysts and brokers as well as accelerate the possibility of obtaining a Nasdaq  listing.  This Reverse Stock Split is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise.  Additionally, the Reverse Stock Split is not being conducted in an effort to take the Company private.

Neither our Certificate nor our Bylaws presently contain any provisions having anti-takeover effects and the Reverse Stock Split Proposal is not a plan by our Board to adopt a series of amendments to our Certificate or Bylaws to institute an anti-takeover provision. We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Plans for Newly Available Shares

The Company presently has no specific plans, nor has it entered into any arrangements or understandings regarding the shares of common stock that will be newly available for issuance upon effectiveness of the Reverse Stock Split. However, our management anticipates that we may raise capital to fund future operations through private or public equity offerings. Any future equity financing may be dilutive to existing shareholders.

The Board recommends a vote “For” each of the reverse stock split ratios under this proposal.

PROPOSAL 3. RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017

Our Board has appointed Salberg & Company, PA, or Salberg, to serve as our independent registered public accounting firm for the fiscal year ending April 30, 2017. Salberg has been Aspen’s independent registered public accounting firm since 2012. Selection of Aspen’s independent registered public accounting firm is not required to be submitted to a vote of the shareholders of Aspen for ratification. However, Aspen is submitting this matter to the shareholders as a matter of good corporate governance. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Aspen and its shareholders. If the appointment is not ratified, the Board will consider its options.

A representative of Salberg is not expected to be present at the Annual Meeting.

The Board recommends a vote “For” this proposal.

The Audit Committee, which currently consists of Sanford Rich, Chairman, C. James Jensen, and Rick Solomon, reviews Aspen’s financial reporting process on behalf of the Board and administers our engagement of the independent registered public accounting firm. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of our internal controls, and the overall quality of our financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

The Audit Committee has met and held discussions with management and Salberg. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the financial statements with management and Salberg. The Audit Committee reviewed with Salberg its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States.

Audit Committee Report

The Audit Committee has:

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reviewed and discussed the audited financial statements with management;

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met privately with the independent registered public accounting firm and discussed matters required by Statement on Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, which we refer to as the “PCAOB”;

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received the written disclosures and the letter from the independent registered public accounting firm, as required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed its independence with Aspen; and

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in reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended April 30, 2016 filed with the SEC.

This report is submitted by the Audit Committee.*

Sanford Rich, Chairman

C. James Jensen

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*

Rick Solomon became a member of the Audit Committee on September 21, 2016 and did not participate in the preparation of this report.

The above Audit Committee Report is not deemed to be “soliciting material,” is not “filed” with the SEC and is not to be incorporated by reference in any filings that Aspen files with the SEC.

It is not the duty of the Audit Committee to determine that Aspen’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles or to plan or conduct audits. Those are the responsibilities of management and Aspen’s independent registered public accounting firm. In giving its recommendation to the Board, the Audit Committee has relied on: (1) management’s representations that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP; and (2) the report of Aspen independent registered public accounting firm with respect to such financial statements.

Audit Committee’s Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit services on a case-by-case basis. In its review of non-audit services, the Audit Committee considers whether the engagement could compromise the independence of our independent registered public accounting firm, and whether the reasons of efficiency or convenience is in our best interest to engage our independent registered public accounting firm to perform the services.

Principal Accountant Fees and Services

All of the services provided and fees charged by Salberg & Company, P.A., our principal accountant, were approved by our Audit Committee.  The following table shows the fees paid to Salberg for the fiscal years ended April 30, 2016 and 2015.

	Year Ended April 30, 2016 ($)	Year Ended April 30, 2015 ($)
Audit Fees (1)	83,000	83,500
Audit Related Fees (2)	5,000	3,200
Tax Fees	0	0
All Other Fees	0	2,700
Total	88,000	89,400

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(1)	Audit fees – these fees relate to the audit of our annual financial statements, the review of our interim quarterly financial statements.
(2)	Audit related fees – these fees relate to audit related consulting.

PROPOSAL 4. RATIFICATION OF AMENDMENTS TO INCREASE SHARES ISSUABLE UNDER THE 2012 EQUITY INCENTIVE PLAN

Our Board has adopted a resolution declaring it advisable and in the best interests of Aspen and its shareholders that prior increases in the number of shares authorized under the Plan, and the awards granted under those share increases, be ratified and approved by shareholders.

The Plan is a broad-based plan in which all employees, consultants, officers, directors and director advisors of Aspen and its subsidiaries are eligible to participate. The purpose of the Plan is to further the growth and development of Aspen by providing, through ownership of stock of Aspen and other equity-based awards, an incentive to its officers and other key employees and consultants who are in a position to contribute materially to the prosperity of Aspen, to increase such persons’ interests in Aspen’s welfare, by encouraging them to continue their services to Aspen, and by enabling Aspen to attract individuals of outstanding ability to become employees, consultants, officers, directors and director advisors of Aspen.

Our shareholders have previously approved and ratified adoption of the Plan, as described further below. However, as discussed above, we would like to eventually apply for listing on Nasdaq, although we currently do not meet their listing requirements. Nasdaq requires that all companies with a security listed on the exchange obtain shareholder approval of all equity compensation plans and arrangements, including any increases in the authorized shares under previously approved equity incentive plans and previously granted equity awards made possible by those increases. Consequently, we have decided to obtain shareholder approval of these increases and prior awards at this time in order to reduce the steps required in the future when, and if, we become eligible for listing.

In the following paragraphs we provide a summary of the terms of the Plan. The following summary is qualified in its entirety by the provisions of the Plan which is attached at Annex B to this Proxy Statement.

Background

In March 2012, we established the Plan. Initially, we were authorized to issue up to 2,500,000 stock rights, which has been increased by our Board from time to time. As of the record date, there were 25,300,000 stock rights authorized under the Plan. As of the record date, there were approximately 2,878,898 stock rights available for issuance under the Plan. In September 2014, our shareholders ratified and approved the adoption of the Plan and amendments to the Plan to increasing the authorized shares to 16,300,000. In November 2015 and June 2016, our Board increase the authorized shares under the Plan to 20,300,000 and 25,300,000, respectively.

Administration

The Plan may be administered by the entire Board or by the Compensation Committee (if delegated by our Board), which we refer to as the “Administrator”.  The Board may delegate the powers to grant stock rights to the extent permitted by the laws of the Company’s state of incorporation.

Eligibility

Awards granted under the Plan may be restricted stock, restricted stock units, options and SARs which are awarded to employees, consultants, officers, directors and director advisors, who, in the opinion of the Administrator, have contributed, or are expected to contribute, materially to our success. In addition, incentive stock options (“ISOs”) as defined in the Internal Revenue Code of 1986 (the “Code”), may be granted to individuals who are officers or other employees and contribute to our success. The identification of individuals entitled to receive awards, the terms of the awards, and the number of shares subject to individual awards, are determined by the Administrator, in its sole discretion.

Limitation on Awards

The exercise price of options or SARs granted under the Plan shall not be less than the fair market value of the underlying common stock at the time of grant. In the case of ISOs, the exercise price may not be less than 110% of the fair market value in the case of 10% shareholders. ISOs shall expire no later than five years after the date of grant. The option price may be paid in United States dollars by check or wire transfer or, at the discretion of the Administrator, by delivery of shares of our common stock having fair market value equal as of the date of exercise to the cash exercise price, or a combination thereof.

Stock Options

Although this proxy Statement discusses both ISOs and Non-Qualified Stock Options, all options granted to date under the Plan have been Non-Qualified, and the Company does not expect it will grant ISOs in the foreseeable future.  The Administrator may grant either non-qualified stock options or ISOs. A stock option entitles the recipient to purchase a specified number of shares of common stock at a fixed price subject to terms and conditions set by the Committee, including conditions for exercise that must be satisfied, which typically will be based solely on continued provision of services. The purchase price of shares of common stock covered by a stock option cannot be less than 100% of the fair market value of the common stock on the date the option is granted. Fair market value of the common stock is generally equal to the closing price for the common stock on the on the trading date before the option is granted.

Stock Appreciation Rights

A SAR entitles the holder to receive, as designated by the Administrator, cash or shares of common stock, value equal to the excess of the fair market value of a specified number of shares of common stock at the time of exercise over the exercise price established by the Administrator.

The exercise price of each SAR granted under the Plan shall be established by the Administrator or shall be determined by method established by the Administrator at the time the SAR is granted, provided the exercise price shall not be less than 100% of the fair market value of a share of common stock on the date of the grant of the SAR, or such higher price as is established by the Administrator. Shares of common stock delivered pursuant to the exercise of a SAR shall be subject to such conditions, restrictions and contingencies as the Administrator may establish in the applicable SAR agreement or document, if any.

Restricted Stock Awards

A restricted stock aware gives the recipient a stock award subject to restriction on sale. The Administrator determines the terms and conditions of restricted stock awards, including the number of shares of restricted stock granted, and conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. Unless otherwise provided in the award agreement, the holder of a restricted stock award generally will have the rights of a shareholder from the date of grant of the award, including the right to vote the shares of common stock and the right to receive cash dividends and share and property distributions on the shares.

Restricted Stock Unit

A restricted stock unit gives the recipient the right to receive a number of shares of our common stock on the applicable vesting or other dates. Delivery of the restricted stock unit may be deferred beyond vesting as determined by the Administrator. The Administrator determines the terms and conditions of restricted stock units, including the number of units granted, and conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. The holder of a restricted stock unit award will not have voting rights with respect to the award and possess no incidents of ownership with respect to the underlying common stock.

Term, Termination and Amendment

The Board may terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate in March 2022. No award may be granted under the Plan once it is terminated. Termination of the Plan shall not impair rights or obligations under any award granted while the Plan is in effect, except with the written consent of the grantee. The Board at any time, and from time to time, may amend the Plan. Provided, however, no amendment shall be affected unless approved by our shareholders to the extent that shareholder approval is necessary to satisfy the requirements of Section 422 of the Code or required by the rules of the principal national securities exchange or trading market upon which our common stock trades.

The Board at any time, and from time to time, may amend the terms of any one or more awards; provided, however, that the rights under the award shall not be impaired by any such amendment, except with the written consent of the grantee.

The number of shares with respect to which options or stock awards may be granted under the Plan, the number of shares covered by each outstanding option or SAR, and the purchase price per share shall be adjusted for any increase or decrease in the number of issued shares resulting from a recapitalization, reorganization, merger, consolidation, exchange of shares, stock dividend, stock split, reverse stock split, or other subdivision or consolidation of shares.

Forfeiture

All vested or unvested stock rights are immediately forfeited at the option of the Board in the event that the recipient performs certain acts against the interests of Aspen including termination as a result of fraud, dishonesty or violation of Aspen policy.

Adjustments upon Changes in Capitalization

The number of shares of common stock covered by each outstanding stock right, and the number of shares of common stock which have been authorized for issuance under the Plan as well as the price per share of common stock (or cash, as applicable) covered by each such outstanding option or SAR, shall be proportionately adjusted for any increases or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company. Such adjustment shall be made by the Administrator.

Federal Income Tax Consequences

The following is a brief summary of the principal U.S. federal income tax consequences with respect to awards granted under the Plan.

Restricted Stock Awards

The recipient of a restricted stock award does not have taxable income upon receipt of the award. When the restricted stock award is vested, the recipient will recognize ordinary income in an amount equal to the difference of the fair market value of the shares on the date of vesting and the amount paid for such restricted stock, if any.

Upon the vesting of a restricted stock award, Aspen will be entitled to a corresponding income tax deduction in the tax year in which the restricted stock award vested.

The recipient may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the shares are granted an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for the shares. If the Section 83(b) election is made, the recipient will not realize any additional taxable income when the shares become vested.

Incentive Stock Options

The recipient does not recognize any taxable income as a result of the grant or exercise of an ISO qualifying under Section 422 of the Code. However, the exercise of an ISO may increase the recipient’s alternative minimum tax liability.

If a recipient holds stock acquired through the exercise of an ISO for more than two years from the date on which the stock option was granted and more than one year after the date the stock option was exercised, any gain or loss on a disposition of those shares, or a qualifying disposition, will be a long-term capital gain or loss. Upon such a qualifying disposition, Aspen will not be entitled to any income tax deduction.

Generally, if the recipient disposes of the stock before the expiration of either of those holding periods, or a disqualifying disposition, then at the time of such disqualifying disposition the recipient will recognize ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the recipient’s actual gain, if any, on the purchase and sale. Any additional gain recognized by the recipient upon the disposition will be long-term or short-term capital gain or loss, depending on whether the stock was held for more than one year.

To the extent the recipient recognizes ordinary income by reason of a disqualifying disposition, generally we will be entitled to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Non-Qualified Stock Options

The recipient does not recognize any taxable income as a result of a grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the recipient will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. When the shares are sold, any difference between the sale price and the fair market value of the shares on the date of exercise will generally be treated as long term or short term capital gain or loss, depending on whether the stock was held for more than one year.

Upon the exercise of a non-qualified stock option, Aspen will be entitled to a corresponding income tax deduction in the tax year in which the option was exercised.

Stock Appreciation Rights

A recipient does not recognize any taxable income upon the receipt of an SAR. Upon the exercise of an SAR, the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price.

Upon the exercise of an SAR, Aspen will be entitled to a corresponding income tax deduction in the tax year in which the SAR was exercised.

Transfer

Except for ISOs, all stock rights are transferable subject to compliance with the securities laws and the Plan. ISOs are only transferable by will or by the laws of descent and distribution.

New Plan Benefits

Because future grants of awards under the Plan are subject to the discretion of the Board and the Committee, the future awards that may be granted to participants cannot be determined at this time. There are no grants that have been previously made which are contingent upon receiving shareholder approval of the grant.

The Board recommends a vote “For” this proposal.

PROPOSAL 5. ADVISORY APPROVAL OF STOCK REPURCHASE

Our Board has authorized the Company to repurchase up to 3,000,000 shares of common stock at prices equal to or less than $0.20 per share in open market transactions, subject to adjustment for any reverse stock split. While neither the Delaware General Corporation Law or our charter documents require us to obtain shareholder approval to execute such a stock repurchase plan, we have decided to seek shareholder approval on an advisory basis in order to operate as transparently as possible and in order to take our shareholders’ preferences into account when deciding whether to implement such a plan. After taking the results of the shareholder advisory vote into account, our management may determine to implement the repurchase plan on the terms described in this Proxy Statement, implement a modified repurchase plan, or implement no repurchase plan.  Although our Board has not made any decision, if we do not receive approval of a majority of the votes cast, we may nonetheless repurchase shares.

Our Board believes repurchasing shares of our common stock is a good investment for the Company because we believe our shares are currently undervalued. Repurchasing shares of our common stock will also offset the dilutive impact of potential future exercises of employee and director stock options. In addition, by reducing outstanding share count, we can potentially increase earnings per share. For the foregoing reasons, the Board encourages you to vote in favor of this advisory proposal.  All purchases will be made in accordance with Rule 10b-18 under the Exchange Act.

Due to the present number of record holders of our common stock, we are eligible under Exchange Act Rule 12g-4 to terminate the registration of our common stock, although we do not intend to do so. As a result, even though stock repurchases by our Company may have the incidental effect of reducing the number of our record holders, any repurchases we undertake are not intended to be, nor will they be deemed to be, “going private” transactions under the Exchange Act.

The Board recommends a vote “For” this proposal.

OTHER MATTERS

Aspen has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before Annual the Meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, Aspen will cancel your previously submitted proxy.

Annex A

AMENDMENT TO

CERTIFICATE OF INCORPORATION

Aspen Group, Inc. (the ‘‘Company’’), a corporation organized and existing under the General Corporation Law of the State of Delaware (the ‘‘Delaware General Corporation Law’’), hereby certifies as follows:

1. Pursuant to Sections 242 and 228 of the Delaware General Corporation Law, the amendment herein set forth has been duly approved by the Board of Directors and holders of a majority of the outstanding capital stock of the Company.

2. The Certificate of Incorporation is amended by replacing the entirety of Section 4 with the following:

The total number of shares of stock of all classes and series the Company shall have authority to issue is 260,000,000 shares consisting of (i) 250,000,000 shares of common stock, par value of $0.001 per share and (ii) 10,000,000 shares of preferred stock, par value $0.001 with such rights, preferences and limitations as may be set from time to time by resolution of the board of directors and the filing of a certificate of designation as required by the Delaware General Corporation Law.  Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each [NUMBER] shares of Common Stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the product obtained by multiplying (a) the closing price per share of the Common Stock as reported on the principal market for the Corporation’s common stock as of the date of the Effective Time, by (b) the fraction of one share owned by the stockholder. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

3. This Certificate of Amendment to Certificate of Incorporation was duly adopted and approved by the shareholders of the Company on the ______ day of __________, 201__ in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Incorporation as of the ______ day of ________, 201__.

ASPEN GROUP, INC.

By

A-1

Annex B

ASPEN GROUP, INC.

2012 EQUITY INCENTIVE PLAN, As Amended

1.

Scope of Plan; Definitions.

(a)

This 2012 Equity Incentive Plan (the “Plan”) is intended to advance the interests of Aspen Group, Inc. (the “Company”) and its Related Corporations by enhancing the ability of the Company to attract and retain qualified employees, consultants, Officers and directors, by creating incentives and rewards for their contributions to the success of the Company and its Related Corporations. This Plan will provide to (a) Officers and other employees of the Company and its Related Corporations opportunities to purchase common stock (“Common Stock”) of the Company pursuant to Options granted hereunder which qualify as incentive stock options (“ISOs”) under Section 422(b) of the Internal Revenue Code of 1986 (the “Code”), (b) directors, Officers, employees and consultants of the Company and Related Corporations opportunities to purchase Common Stock in the Company pursuant to options granted hereunder which do not qualify as ISOs (“Non-Qualified Options”); (c) directors, Officers, employees and consultants of the Company and Related Corporations opportunities to receive shares of Common Stock of the Company which normally are subject to restrictions on sale (“Restricted Stock”); (d) directors, Officers, employees and consultants of the Company and Related Corporations opportunities to receive grants of stock appreciation rights (“SARs”); and (e) directors, Officers, employees and consultants of the Company and Related Corporations opportunities to receive grants of restricted stock units (“RSUs”). ISOs, Non-Discretionary Options and Non-Qualified Options are referred to hereafter as “Options.” Options, Restricted Stock, RSUs and SARs are sometimes referred to hereafter collectively as “Stock Rights.” Any of the Options and/or Stock Rights may in the Compensation Committee’s discretion be issued in tandem to one or more other Options and/or Stock Rights to the extent permitted by law.

(b)

For purposes of the Plan, capitalized words and terms shall have the following meaning:

“Board” means the board of directors of the Company.

“Bulletin Board” shall mean the Over-the-Counter Bulletin Board.

“Chairman” means the chairman of the Board.

“Change of Control” means the occurrence of any of the following events: (i) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction which requires shareholder approval under applicable state law; or (ii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

“Code” shall have the meaning given to it in Section 1(a).

“Common Stock” shall have the meaning given to it in Section 1(a).

“Company” shall have the meaning given to it in Section 1(a).

“Compensation Committee” means the compensation committee of the Board, if any, which shall consist of two or more members of the Board, each of whom shall be both an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” within the meaning of Rule 16b-3.  All references in this Plan to the Compensation Committee shall mean the Board when (i) there is no Compensation Committee or (ii) the Board has retained the power to administer this Plan.

“Disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Code or successor statute.

“Disqualifying Disposition” means any disposition (including any sale) of Common Stock underlying an ISO before the later of (i) two years after the date of employee was granted the ISO or (ii) one year after the date the employee acquired Common Stock by exercising the ISO.

“Exchange Act” shall have the meaning given to it in Section 1(a).

“Fair Market Value” shall be determined as of the last Trading Day before the date a Stock Right is granted and shall mean:

(1)        the closing price on the principal market if the Common Stock is listed on a national securities exchange or the Bulletin Board.

(2)        if the Company’s shares are not listed on a national securities exchange or the Bulletin Board, then the closing price if reported or the average bid and asked price for the Company’s shares as published by Pink Sheets LLC;

(3)        if there are no prices available under clauses (1) or (2), then Fair Market Value shall be based upon the average closing bid and asked price as determined following a polling of all dealers making a market in the Company’s Common Stock; or

(4)        if there is no regularly established trading market for the Company’s Common Stock or if the Company’s Common Stock is listed, quoted or reported under clauses (1) or (2) but it trades sporadically rather than every day, the Fair Market Value shall be established by the Board or the Compensation Committee taking into consideration all relevant factors including the most recent price at which the Company’s Common Stock was sold.

“ISO” shall have the meaning given to it in Section 1(a).

“Non-Discretionary Options” shall have the meaning given to it in Section 1(a).

“Non-Qualified Options” shall have the meaning given to it in Section 1(a).

“Officers” means a person who is an executive officer of the Company and is required to file ownership reports under Section 16(a) of the Exchange Act.

“Options” shall have the meaning given to it in Section 1(a).

“Plan” shall have the meaning given to it in Section 1(a).

“Related Corporations” shall mean a corporation which is a subsidiary corporation with respect to the Company within the meaning of Section 425(f) of the Code.

“Restricted Stock” shall have the meaning contained in Section 1(a).

“RSU” shall have the meaning given to it in Section 1(a).

“SAR” shall have the meaning given to it in Section 1(a).

“Securities Act” means the Securities Act of 1933.

“Stock Rights” shall have the meaning given to it in Section 1(a).

“Trading Day” shall mean a day on which the New York Stock Exchange is open for business.

This Plan is intended to comply in all respects with Rule 16b-3 (“Rule 16b-3”) and its successor rules as promulgated under Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) for participants who are subject to Section 16 of the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Plan administrators. Provided, however, such exercise of discretion by the Plan administrators shall not interfere with the contract rights of any grantee. In the event that any interpretation or construction of the Plan is required, it shall be interpreted and construed in order to ensure, to the maximum extent permissible by law, that such grantee does not violate the short-swing profit provisions of Section 16(b) of the Exchange Act and that any exemption available under Rule 16b-3 or other rule is available.

2.

Administration of the Plan.

(a)

The Plan may be administered by the entire Board or by the Compensation Committee. Once appointed, the Compensation Committee shall continue to serve until otherwise directed by the Board. A majority of the members of the Compensation Committee shall constitute a quorum, and all determinations of the Compensation Committee shall be made by the majority of its members present at a meeting. Any determination of the Compensation Committee under the Plan may be made without notice or meeting of the Compensation Committee by a writing signed by all of the Compensation Committee members. Subject to ratification of the grant of each Stock Right by the Board (but only if so required by applicable state law), and subject to the terms of the Plan, the Compensation Committee shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under Section 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under Section 3 to receive Non-Qualified Options, Restricted Stock, RSUs and SARs) to whom Non-Qualified Options, Restricted Stock, RSUs and SARs may be granted; (ii) determine when Stock Rights may be granted; (iii) determine the exercise prices of Stock Rights other than Restricted Stock and RSUs, which shall not be less than the Fair Market Value; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine when Stock Rights shall become exercisable, the duration of the exercise period and when each Stock Right shall vest; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to or issued in connection with Stock Rights, and the nature of such restrictions, if any, and (vii) interpret the Plan and promulgate and rescind rules and regulations relating to it. The interpretation and construction by the Compensation Committee of any provisions of the Plan or of any Stock Right granted under it shall be final, binding and conclusive unless otherwise determined by the Board. The Compensation Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best.

No members of the Compensation Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it. No member of the Compensation Committee or the Board shall be liable for any act or omission of any other member of the Compensation Committee or the Board or for any act or omission on his own part, including but not limited to the exercise of any power and discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct.

(b)

The Compensation Committee may select one of its members as its chairman and shall hold meetings at such time and places as it may determine. All references in this Plan to the Compensation Committee shall mean the Board if no Compensation Committee has been appointed. From time to time the Board may increase the size of the Compensation Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused or remove all members of the Compensation Committee and thereafter directly administer the Plan.

(c)

Stock Rights may be granted to members of the Board, whether such grants are in their capacity as directors, Officers or consultants. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who are either (i) eligible for Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan.

(d)

In addition to such other rights of indemnification as he may have as a member of the Board, and with respect to administration of the Plan and the granting of Stock Rights under it, each member of the Board and of the Compensation Committee shall be entitled without further act on his part to indemnification from the Company for all expenses (including advances of litigation expenses, the amount of judgment and the amount of approved settlements made with a view to the curtailment of costs of litigation) reasonably incurred by him in connection with or arising out of any action, suit or proceeding, including any appeal thereof, with respect to the administration of the Plan or the granting of Stock Rights under it in which he may be involved by reason of his being or having been a member of the Board or the Compensation Committee, whether or not he continues to be such member of the Board or the Compensation Committee at the time of the incurring of such expenses; provided, however, that such indemnity shall be subject to the limitations contained in any Indemnification Agreement between the Company and the Board member or Officer. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board or the Compensation Committee and shall be in addition to all other rights to which such member of the Board or the Compensation Committee would be entitled to as a matter of law, contract or otherwise.

(e)

The Board may delegate the powers to grant Stock Rights to Officers to the extent permitted by the laws of the Company’s state of incorporation.

3.

Eligible Employees and Others. ISOs may be granted to any employee of the Company or any Related Corporation. Those Officers and directors of the Company who are not employees may not be granted ISOs under the Plan. Subject to compliance with Rule 16b-3 and other applicable securities laws, Non-Qualified Options, Restricted Stock, RSUs and SARs may be granted to any director (whether or not an employee), Officers, employees or consultants of the Company or any Related Corporation. The Compensation Committee may take into consideration a recipient’s individual circumstances in determining whether to grant an ISO, a Non-Qualified Option, Restricted Stock, RSUs or a SAR. Granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from participation in, any other grant of Stock Rights.

4.

Common Stock. The Common Stock subject to Stock Rights shall be authorized but unissued shares of Common Stock, par value $0.001, or shares of Common Stock reacquired by the Company in any manner, including purchase, forfeiture or otherwise. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is 25,300,000, less any Stock Rights previously granted or exercised subject to adjustment as provided in Section 14. Any such shares may be issued under ISOs, Non-Qualified Options, Restricted Stock, RSUs or SARs, so long as the number of shares so issued does not exceed the limitations in this Section. If any Stock Rights granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any unvested shares, the unpurchased shares subject to such Stock Rights and any unvested shares so reacquired by the Company shall again be available for grants under the Plan.

5.

Granting of Stock Rights.

(a)

The date of grant of a Stock Right under the Plan will be the date specified by the Board or Compensation Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Board or Compensation Committee acts to approve the grant. The Board or Compensation Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to Section 17.

(b)

The Board or Compensation Committee shall grant Stock Rights to participants that it, in its sole discretion, selects. Stock Rights shall be granted on such terms as the Board or Compensation Committee shall determine except that ISOs shall be granted on terms that comply with the Code and regulations thereunder.

(c)

A SAR entitles the holder to receive, as designated by the Board or Compensation Committee, cash or shares of Common Stock, value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over (b) an exercise price established by the Board or Compensation Committee. The exercise price of each SAR granted under this Plan shall be established by the Compensation Committee or shall be determined by a method established by the Board or Compensation Committee at the time the SAR is granted, provided the exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of the grant of the SAR, or such higher price as is established by the Board or Compensation Committee. A SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Board or Compensation Committee. Shares of Common Stock delivered pursuant to the exercise of a SAR shall be subject to such conditions, restrictions and contingencies as the Board or Compensation Committee may establish in the applicable SAR agreement or document, if any. The Board or Compensation Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Common Stock acquired pursuant to the exercise of each SAR as the Board or Compensation Committee determines to be desirable. A SAR under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Board or Compensation Committee shall, in its discretion, prescribe. The terms and conditions of any SAR to any grantee shall be reflected in such form of agreement as is determined by the Board or Compensation Committee. A copy of such document, if any, shall be provided to the grantee, and the Board or Compensation Committee may condition the granting of the SAR on the grantee executing such agreement.

(d)

An RSU gives the grantee the right to receive a number of shares of the Company’s Common Stock on applicable vesting or other dates. Delivery of the RSUs may be deferred beyond vesting as determined by the Board or Compensation Committee. RSUs shall be evidenced by an RSU agreement in the form determined by the Board or Compensation Committee. With respect to an RSU, which becomes non-forfeitable due to the lapse of time, the Compensation Committee shall prescribe in the RSU agreement the vesting period. With respect to the granting of the RSU, which becomes non-forfeitable due to the satisfaction of certain pre-established performance-based objectives imposed by the Board or Compensation Committee, the measurement date of whether such performance-based objectives have been satisfied shall be a date no earlier than the first anniversary of the date of the RSU. A recipient who is granted an RSU shall possess no incidents of ownership with respect to such underlying Common Stock, although the RSU agreement may provide for payments in lieu of dividends to such grantee.

(e)

Notwithstanding any provision of this Plan, the Board or Compensation Committee may impose conditions and restrictions on any grant of Stock Rights including forfeiture of vested Options, cancellation of Common Stock acquired in connection with any Stock Right and forfeiture of profits.

(f)

The Options and SARs shall not be exercisable for a period of more than 10 years from the date of grant.

6.

Sale of Shares. The shares underlying Stock Rights granted to any Officers, director or a beneficial owner of 10% or more of the Company’s securities registered under Section 12 of the Exchange Act shall not be sold, assigned or transferred by the grantee until at least six months elapse from the date of the grant thereof.

7.

ISO Minimum Option Price and Other Limitations.

(a)

The exercise price per share relating to all Options granted under the Plan shall not be less than the Fair Market Value per share of Common Stock on the last trading day prior to the date of such grant. For purposes of determining the exercise price, the date of the grant shall be the later of (i) the date of approval by the Board or Compensation Committee or the Board, or (ii) for ISOs, the date the recipient becomes an employee of the Company. In the case of an ISO to be granted to an employee owning Common Stock which represents more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the date of grant and such ISO shall not be exercisable after the expiration of five years from the date of grant.

(b)

In no event shall the aggregate Fair Market Value (determined at the time an ISO is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Corporation) exceed $100,000.

8.

Duration of Stock Rights. Subject to earlier termination as provided in Sections 3, 5, 9, 10 and 11, each Option and SAR shall expire on the date specified in the original instrument granting such Stock Right (except with respect to any part of an ISO that is converted into a Non-Qualified Option pursuant to Section 17), provided, however, that such instrument must comply with Section 422 of the Code with regard to ISOs and Rule 16b-3 with regard to all Stock Rights granted pursuant to the Plan to Officers, directors and 10% shareholders of the Company.

9.

Exercise of Options and SARs; Vesting of Stock Rights. Subject to the provisions of Sections 3 and 9 through 13, each Option and SAR granted under the Plan shall be exercisable as follows:

(a)

The Options and SARs shall either be fully vested and exercisable from the date of grant or shall vest and become exercisable in such installments as the Board or Compensation Committee may specify.

(b)

Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option and SAR, unless otherwise specified by the Board or Compensation Committee.

(c)

Each Option and SAR or installment, once it becomes exercisable, may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

(d)

The Board or Compensation Committee shall have the right to accelerate the vesting date of any installment of any Stock Right; provided that the Board or Compensation Committee shall not accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Section 17) if such acceleration would violate the annual exercisability limitation contained in Section 422(d) of the Code as described in Section 7(b).

10.

Termination of Employment. Subject to any greater restrictions or limitations as may be imposed by the Board or Compensation Committee or by a written agreement, if an optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or Disability, no further installments of his Options shall vest or become exercisable, and his Options shall terminate as provided for in the grant or on the day 12  months after the day of the termination of his employment (except three months for ISOs), whichever is earlier, but in no event later than on their specified expiration dates. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee’s right to re-employment is guaranteed by statute. A leave of absence with the written approval of the Board shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations so long as the optionee continues to be an employee of the Company or any Related Corporation.

11.

Death; Disability. Unless otherwise determined by the Board or Compensation Committee or by a written agreement:

(a)

If the holder of an Option or SAR ceases to be employed by the Company and all Related Corporations by reason of his death, any Options or SARs held by the optionee may be exercised to the extent he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the Options or SARs by will or by the laws of descent and distribution, at any time prior to the earlier of: (i) the Options’ or SARs’ specified expiration date or (ii) one year (except three months for an ISO) from the date of death.

(b)

If the holder of an Option or SAR ceases to be employed by the Company and all Related Corporations, or a director or Director Advisor can no longer perform his duties, by reason of his Disability, any Options or SARs held by the optionee may be exercised to the extent he could have exercised it on the date of termination due to Disability until the earlier of (i) the Options’ or SARs’ specified expiration date or (ii) one year from the date of the termination.

12.

Assignment, Transfer or Sale.

(a)

No ISO granted under this Plan shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution, and during the lifetime of the grantee, each ISO shall be exercisable only by him, his guardian or legal representative.

(b)

Except for ISOs, all Stock Rights are transferable subject to compliance with applicable securities laws and Section 6 of this Plan.

13.

Terms and Conditions of Stock Rights. Stock Rights shall be evidenced by instruments (which need not be identical) in such forms as the Board or Compensation Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in Sections 5 through 12 hereof and may contain such other provisions as the Board or Compensation Committee deems advisable which are not inconsistent with the Plan. In granting any Stock Rights, the Board or Compensation Committee may specify that Stock Rights shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Board or Compensation Committee may determine. The Board or Compensation Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more Officers of the Company to execute and deliver such instruments. The proper Officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

14.

Adjustments Upon Certain Events.

(a)

Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Stock Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Stock Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of a Stock Right, as well as the price per share of Common Stock (or cash, as applicable) covered by each such outstanding Option or SAR, shall be proportionately adjusted for any increases or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company or the voluntary cancellation whether by virtue of a cashless exercise of a derivative security of the Company or otherwise shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board or Compensation Committee, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Stock Right. No adjustments shall be made for dividends or other distributions paid in cash or in property other than securities of the Company.

(b)

In the event of the proposed dissolution or liquidation of the Company, the Board or Compensation Committee shall notify each participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, a Stock Right will terminate immediately prior to the consummation of such proposed action.

(c)

In the event of a merger of the Company with or into another corporation, or a Change of Control, each outstanding Stock Right shall be assumed (as defined below) or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the Stock Rights, the participants shall fully vest in and have the right to exercise their Stock Rights as to which it would not otherwise be vested or exercisable.  If a Stock Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board or Compensation Committee shall notify the participant in writing or electronically that the Stock Right shall be fully vested and exercisable for a period of at least 15 days from the date of such notice, and any Options or SARs shall terminate one minute prior to the closing of the merger or sale of assets.

For the purposes of this Section 14(c), the Stock Right shall be considered “assumed” if, following the merger or Change of Control, the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Stock Right immediately prior to the merger or Change of Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change of Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change of Control is not solely common stock of the successor corporation or its parent, the Board or Compensation Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Stock Right, for each share of Common Stock subject to the Stock Right, to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or Change of Control.

(d)

Notwithstanding the foregoing, any adjustments made pursuant to Section 14(a), (b) or (c) with respect to ISOs shall be made only after the Board or Compensation Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 425(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs.  If the Board or Compensation Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs it may refrain from making such adjustments.

(e)

No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

15.

Means of Exercising Stock Rights.

(a)

An Option or SAR (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the exercise price therefor (to the extent it is exercisable in cash) either (i) in United States dollars by check or wire transfer; or (ii) at the discretion of the Board or Compensation Committee, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Stock Right; or (iii) at the discretion of the Board or Compensation Committee, by any combination of (i) and (ii)  above. If the Board or Compensation Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (ii) or  (iii)  of the preceding sentence, such discretion need not  be exercised in writing at the time of the grant of the Stock Right in question. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in Section 14 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

(b)

Each notice of exercise shall, unless the shares of Common Stock are covered by a then current registration statement under the Securities Act, contain the holder’s acknowledgment in form and substance satisfactory to the Company that (i) such shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act), (ii) the holder has been advised and understands that (1) the shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act and are subject to restrictions on transfer and (2) the Company is under no obligation to register the shares under the Securities Act or to take any action which would make available to the holder any exemption from such registration, and (iii) such shares may not be transferred without compliance with all applicable federal and state securities laws. Notwithstanding the above, should the Company be advised by counsel that issuance of shares should be delayed pending registration under federal or state securities laws or the receipt of an opinion that an appropriate exemption therefrom is available, the Company may defer exercise of any Stock Right granted hereunder until either such event has occurred.

16.

Term, Termination and Amendment.

(a)

This Plan was adopted by the Board.  This Plan may be approved by the Company’s shareholders, which approval is required for ISOs.

(b)

The Board may terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate on March __, 2022 [or 10 years from the date the Board adopts the Plan].  No Stock Rights may be granted under the Plan once the Plan is terminated.  Termination of the Plan shall not impair rights and obligations under any Stock Right granted while the Plan is in effect, except with the written consent of the grantee.

(c)

The Board at any time, and from time to time, may amend the Plan.  Provided, however, except as provided in Section 14 relating to adjustments in Common Stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent (i) shareholder approval is necessary to satisfy the requirements of Section 422 of the Code or (ii) required by the rules of the principal national securities exchange or trading market upon which the Company’s Common Stock trades. Rights under any Stock Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the written consent of the grantee.

(d)

The Board at any time, and from time to time, may amend the terms of any one or more Stock Rights; provided, however, that the rights under the Stock Right shall not be impaired by any such amendment, except with the written consent of the grantee.

17.

Conversion of ISOs into Non-Qualified Options; Termination of ISOs. The Board or Compensation Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee’s ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion.  Provided, however, the Board or Compensation Committee shall not reprice the Options or extend the exercise period or reduce the exercise price of the appropriate installments of such Options without the approval of the Company’s shareholders. At the time of such conversion, the Board or Compensation Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Board or Compensation Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Board or Compensation Committee takes appropriate action. The Compensation Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

18.

Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Options or SARS (if cash settled) granted under the Plan shall be used for general corporate purposes.

19.

Governmental Regulations. The Company’s obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

20.

Withholding of Additional Income Taxes. In connection with the granting, exercise or vesting of a Stock Right or the making of a Disqualifying Disposition the Company, in accordance with Section 3402(a) of the Code, may require the optionee to pay additional withholding taxes in respect of the amount that is considered compensation includable in such person’s gross income.

To the extent that the Company is required to withhold taxes for federal income tax purposes as provided above, if any optionee may elect to satisfy such withholding requirement by (i) paying the amount of the required withholding tax to the Company; (ii) delivering to the Company shares of its Common Stock (including shares of Restricted Stock) previously owned by the optionee; or (iii) having the Company retain a portion of the shares covered by an Option exercise. The number of shares to be delivered to or withheld by the Company times the Fair Market Value of such shares shall equal the cash required to be withheld.

21.

Notice to Company of Disqualifying Disposition. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. If the employee has died before such stock is sold, the holding periods requirements of the Disqualifying Disposition do not apply and no Disqualifying Disposition can occur thereafter.

22.

Continued Employment. The grant of a Stock Right pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Related Corporation to retain the grantee in the employ of the Company or a Related Corporation, as a member of the Company’s Board or in any other capacity, whichever the case may be.

23.

Governing Law; Construction. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the Company’s state of incorporation. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

24.

(a)

Forfeiture of Stock Rights Granted to Employees or Consultants. Notwithstanding any other provision of this Plan, and unless otherwise provided for in a Stock Rights Agreement, all vested or unvested Stock Rights granted to employees or consultants shall be immediately forfeited at the discretion of the Board if any of the following events occur:

(1)

Termination of the relationship with the grantee for cause including, but not limited to, fraud, theft, dishonesty and violation of Company policy;

(2)

Purchasing or selling securities of the Company in violation of the Company’s insider trading guidelines then in effect;

(3)

Breaching any duty of confidentiality including that required by the Company’s insider trading guidelines then in effect;

(4)

Competing with the Company;

(5)

Being unavailable for consultation after leaving the Company’s employment if such availability is a condition of any agreement between the Company and the grantee;

(6)

Recruitment of Company personnel after termination of employment, whether such termination is voluntary or for cause;

(7)

Failure to assign any invention or technology to the Company if such assignment is a condition of employment or any other agreements between the Company and the grantee; or

(8)

A finding by the Board that the grantee has acted disloyally and/or against the interests of the Company.

(b)

Forfeiture of Stock Rights Granted to Directors. Notwithstanding any other provision of this Plan, and unless otherwise provided for in a Stock Rights Agreement, all vested or unvested Stock Rights granted to directors shall be immediately forfeited at the discretion of the Board if any of the following events occur:

(1)

Purchasing or selling securities of the Company in violation of the Company’s insider trading guidelines then in effect;

(2)

Breaching any duty of confidentiality including that required by the Company’s insider trading guidelines then in effect;

(3)

Competing with the Company;

(4)

Recruitment of Company personnel after ceasing to be a director;

or

(5)

A finding by the Board that the grantee has acted disloyally and/or against the interests of the Company.

The Company may impose other forfeiture restrictions which are more or less restrictive and require a return of profits from the sale of Common Stock as part of said forfeiture provisions if such forfeiture provisions and/or return of provisions are contained in a Stock Rights Agreement.

(c)

Profits on the Sale of Certain Shares; Redemption. If any of the events specified in Section 24(a) or (b) of the Plan occur within one year from the date the grantee last performed services for the Company in the capacity for which the Stock Rights were granted (the “Termination Date”) (or such longer period required by any written agreement), all profits earned from the sale of the Company’s securities, including the sale of shares of common stock underlying the Stock Rights, during the two-year period commencing one year prior to the Termination Date shall be forfeited and immediately paid by the grantee to the Company.  Further, in such event, the Company may at its option redeem shares of common stock acquired upon exercise of the Stock Right by payment of the exercise price to the grantee.  To the extent that another written agreement with the Company extends the events in Section 24(a) or (b) beyond one year following the Termination Date, the two-year period shall be extended by an equal number of days.  The Company’s rights under this Section 24(c) do not lapse one year form the Termination Date but are contract rights subject to any appropriate statutory limitation period.

ASPEN GROUP, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS – NOVEMBER 17, 2016 AT 1:00 PM

VOTING INSTRUCTIONS
If you vote by phone or internet, please DO NOT mail your proxy card.
MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
PHONE:	Call 1 (800) 690-6903
INTERNET:	https://www.proxyvote.com

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MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE   ☐ New Address (if applicable):

____________________________

____________________________

____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2016

(Print Name of Shareholder and/or Joint Tenant)

(Signature of Shareholder)

(Second Signature if held jointly)

The shareholder(s) hereby appoints Michael Mathews and Janet Gill, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of voting stock of ASPEN GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 1:00 p.m., New York time on November 17, 2016, at the Hotel Pennsylvania, 401 Seventh Avenue (at 33rd Street), Penntop North Room, 18th Floor, New York, New York 10001, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director’s recommendations.  If any other business is presented at the meeting, this proxy will be voted by the above-named proxies at the direction of the Board of Directors.  At the present time, the Board of Directors knows of no other business to be presented at the meeting.

The Board of Directors recommends you vote FOR the following Nominees:

1.

To elect members to Aspen Group’s Board of Directors.

Michael Mathews	FOR ☐	WITHHELD ☐	Malcom MacLean	FOR ☐	WITHHELD ☐
Michael D’Anton	FOR ☐	WITHHELD ☐	Sanford Rich	FOR ☐	WITHHELD ☐
Norman D. Dicks	FOR ☐	WITHHELD ☐	John Scheibelhoffer	FOR ☐	WITHHELD ☐
C. James Jensen	FOR ☐	WITHHELD ☐	Rick Solomon	FOR ☐	WITHHELD ☐
Andrew Kaplan	FOR ☐	WITHHELD ☐

The Board of Directors recommends you vote FOR each of the following Proposals (you may vote for any or all three of the proposed reverse split ratios in Proposal 2):

2. To approve the amendment to Aspen’s Certificate of Incorporation to:

effect a reverse split of our common stock at an exchange ratio of 1 for 10.	FOR ☐ AGAINST ☐ ABSTAIN ☐

effect a reverse split of our common stock at an exchange ratio of 1 for 15.	FOR ☐ AGAINST ☐ ABSTAIN ☐

effect a reverse split of our common stock at an exchange ratio between 1 for 10 and 1 for 15.	FOR ☐ AGAINST ☐ ABSTAIN ☐

3. To ratify the appointment of Aspen Group’s independent registered public accounting firm for fiscal 2017.	FOR ☐ AGAINST ☐ ABSTAIN ☐
4. To ratify prior amendments to increase the amount of shares issuable under the 2012 Equity Incentive Plan to 25,300,000 shares.	FOR ☐ AGAINST ☐ ABSTAIN ☐
5. To approve, on a non-binding basis, our repurchase of up to 3,000,000 shares of the Company’s common stock at a price per share of less than $0.20.	FOR ☐ AGAINST ☐ ABSTAIN ☐

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